UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

ADEIA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of Annual Meeting

of Stockholders

Thursday, May 9, 2024

10:00 a.m., Pacific Time

The 2024 Annual Meeting of the Stockholders (“Annual Meeting”) of Adeia Inc. (the “Company”) will be held on Thursday, May 9, 2024 at 10:00 a.m. Pacific Time. The Annual Meeting will be held virtually, via live webcast. In order to attend you must register in advance at www.viewproxy.com/adea/2024. To provide a safe, consistent and convenient experience to all stockholders regardless of location, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. Stockholders virtually attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes.

1.
To elect seven (7) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;
2.
To hold an advisory vote to approve the compensation of our named executive officers as described in this proxy statement;
3.
To approve an Amended and Restated 2020 Equity Incentive Plan;
4.
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024; and
5.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors (“Board”) has fixed the close of business on March 13, 2024 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting, or at any adjournments of the Annual Meeting.

We are pleased to be furnishing proxy materials to stockholders primarily over the Internet. We believe that this process expedites stockholders’ receipt of proxy materials and lowers the costs of printing and distributing our Annual Meeting materials. On or about March 27, 2024, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to our stockholders containing instructions on how to access our 2024 Proxy Statement and our 2023 Annual Report on Form 10-K, and how to vote online. The Notice also included instructions on how you can receive a copy of your Annual Meeting materials, including the notice of Annual Meeting, proxy statement, and proxy card by mail, via e-mail or by downloading them online. If you choose to receive your Annual Meeting materials by mail, the notice of Annual Meeting, proxy statement from the Board, proxy card and annual report will be enclosed. If you choose to receive your Annual Meeting materials via e-mail, the e-mail will contain voting instructions and links to the annual report and the proxy statement on the Internet, both of which are available at http://www.proxyvote.com and on our website at http://investors.adeia.com. If you access http://www.proxyvote.com using the instructions on the Notice, you will also be given the option to elect to receive future proxy materials by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to the annual meeting materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail or in printed form by mail will remain in effect until you terminate such election.

In order to ensure your representation at the Annual Meeting, you are requested to submit your proxy over the Internet, by telephone or by mail.

All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board
Adeia Inc. /s/ Kevin Tanji KEVIN TANJI Chief Legal Officer and Corporate Secretary San Jose, California
March 27, 2024

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Adeia Inc.
3025 Orchard Parkway
San Jose, CA 95134

PROXY STATEMENT FOR THE ANNUAL MEETING

OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2024

This proxy statement is furnished in connection with the solicitation of proxies for use prior to or at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Adeia Inc. (together with its subsidiaries, herein referred to as the “Company” or “Adeia”), a Delaware corporation, to be held at 10:00 a.m. Pacific Time on Thursday, May 9, 2024 and at any adjournments or postponements thereof for the following purposes:

•
To elect seven (7) members of the Board to hold office until the next annual meeting or until their successors are duly elected and qualified;
•
To hold an advisory vote to approve the compensation of our named executive officers as described in this proxy statement;
•
To approve an Amended and Restated 2020 Equity Incentive Plan;
•
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024; and
•
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We made this proxy statement and accompanying form of proxy available to stockholders beginning on March 27, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on

May 9, 2024:

This proxy statement, form of proxy and the Company’s 2023 Annual Report on Form 10-K are available electronically at http://www.proxyvote.com and on our website at http://investors.adeia.com.

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ANNUAL MEETING SUMMARY

Voting Matters	Board Vote Recommendation	Page Reference (for more detail)
Proposal 1 – Election of Directors	FOR	18
Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation	FOR	64
Proposal 3 – Approval of an Amended and Restated 2020 Equity Incentive Plan	FOR	65
Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	78

ABOUT THE MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on: (1) the election of seven directors; (2) the compensation of our named executive officers, on an advisory (non-binding) basis; (3) the approval of an Amended and Restated 2020 Equity Incentive Plan; (4) the ratification of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year 2024; and (5) any other business that may properly come before the meeting.

Who is Entitled to Vote?

Only holders of record of our common stock as of the close of business on March 13, 2024 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding common stock constitutes the only class of our securities entitled to vote at the Annual Meeting, and each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. No cumulative voting is permitted for the election of directors. At the close of business on March 13, 2024, there were 108,452,822 shares of common stock issued and outstanding.

What are the Board’ Recommendations on the Proposals?

The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board unanimously recommends a vote FOR each nominee for director; FOR the advisory approval of the compensation of our named executive officers; FOR approval of an Amended and Restated 2020 Equity Incentive Plan; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company.

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How do I Vote My Shares at the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any holder of record of shares of our common stock can attend the virtual Annual Meeting live online. In order to attend you must register in advance at www.viewproxy.com/adea/2024. The Annual Meeting will start at 10:00 a.m. Pacific Time on Thursday, May 9, 2024. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock or included with your voting instruction card and voting instructions received from your broker, bank or other agent if your shares of common stock are held in “street name.” Instructions on how to attend and participate online are available at www.viewproxy.com/adea/2024. We recommend that you log in a few minutes before 10:00 a.m. Pacific time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet, by telephone or online during the Annual Meeting.

Instructions for voting by proxy over the Internet or by mail are set forth on the Notice mailed to you, or on the proxy card mailed to you if you chose to receive materials by mail. Instructions for voting by proxy by telephone are available on the Internet site identified on the Notice mailed to you if you chose to receive materials by mail. The Internet and telephone voting facilities will close at 11:59 pm Eastern Daylight Time on May 8, 2024. If you access http://www.proxyvote.com using the instructions on the Notice, you will also be given the option to elect to receive future proxy materials by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail or in printed form by mail will remain in effect until you terminate such election.

If you sign and return a proxy card by mail but do not give voting instructions, your shares will be voted (1) FOR ALL of the seven (7) nominees named in Proposal No. 1 in this proxy statement; (2) FOR the approval of compensation of our named executive officers (NEOs) as disclosed in this proxy statement; (3) FOR approval of an Amended and Restated 2020 Equity Incentive Plan; (4) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2024; and (5) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.viewproxy.com/adea/2024, starting at 10:00 a.m. Pacific Time on Thursday, May 9, 2024. The webcast will open 15 minutes before the start of the Annual Meeting.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent and will need to obtain a proxy issued in your name from that record holder.

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Can I Change My Vote After I Return My Proxy Card?

Yes, any proxy may be revoked at any time before it is exercised by filing with the Company’s Corporate Secretary an instrument revoking it or by submitting prior to the time of the Annual Meeting a duly executed proxy bearing a later date. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting virtually and desire to vote at the Annual Meeting are requested to so notify the Corporate Secretary in writing prior to the time of the Annual Meeting. Attending the meeting will not revoke your proxy unless you specifically request it. We request that all such written notices of revocation to the Company be addressed to Kevin Tanji, Corporate Secretary, Adeia Inc., at the address of our principal executive offices at 3025 Orchard Parkway, San Jose, California 95134. Our telephone number is (408) 473-2500. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

If you are a beneficial owner of shares of our common stock as of the Record Date and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What Does it Mean if I Get More than One Proxy Card?

If your shares are registered differently or are in more than one account, you may receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

What Does “Householding” Mean and How Does it Affect Me?

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Annual Report on Form 10-K and proxy statement, if they have elected to receive proxy materials by mail. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well. Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

If you are a registered stockholder that has requested to receive proxy materials by mail and you have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report on Form 10-K and proxy statement for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of Broadridge Financial Solutions, Inc., at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householding mailing this year, and you would like to receive additional copies of our Annual Report on Form 10-K and proxy statement mailed to you, please call Investor Relations at (408) 473-2500, send an e-mail request to IR@adeia.com, or write to c/o Investor Relations, Adeia Inc., 3025 Orchard Parkway, San Jose, CA 95134, and we will promptly deliver the requested copy.

Registered stockholders that have requested to receive proxy materials by mail and have not consented to householding will continue to receive copies of our Annual Reports on Form 10-K and our proxy statements for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of the Annual Reports on Form 10-K and proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

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What is a Quorum?

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock present by virtual attendance or represented by proxy will constitute a quorum. We will appoint an election inspector for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or by virtual attendance at the Annual Meeting.

What Vote is Required to Approve Each Proposal?

Proposal 1 – Election of Directors

The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. The voting standard is discussed further under the section entitled “Proposal No. 1 – Election of Directors – Required Vote and Board’s Recommendation.”

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation

The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the proposal is required to approve the non-binding advisory named executive officer compensation proposal. Abstentions have the same effect as negative votes on this proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

Proposal 3 – Approval of an Amended and Restated 2020 Equity Incentive Plan

The affirmative vote of the holders of a majority of the votes cast is required to approve the Company’s amended and restated 2020 Equity Incentive Plan (“Amended and Restated 2020 Equity Incentive Plan”). A “majority of the votes cast” means that the number of votes “for” the approval of our proposed Amended and Restated 2020 Equity Incentive Plan exceeds the number of votes cast “against” the proposed Amended and Restated 2020 Equity Incentive Plan. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes will not be counted as “for” or “against” Proposal 4 and thus will have no effect on the proposal.

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions have the same effect as negative votes on this proposal. As discussed below, we do not expect to have any broker non-vote for this proposal because Proposal 4 is considered a “routine” matter for which the broker has the discretionary authority to vote on behalf of the beneficial owners.

What are Broker Non-Votes?

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise (typically referred to as being held in “street name”) and you do not instruct your broker how to vote your shares, your broker will not have discretion to vote your shares on any of the non-routine matters. A broker non-vote occurs when a broker, bank or other stockholder of record, exercising its fiduciary powers submits a proxy for the Annual Meeting but does not vote on a particular proposal because such holder does not have discretionary voting authority with respect to that proposal and has not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters but not on non-routine matters. At the Annual Meeting, Proposal 1 (Election of Directors), Proposal 2 (Executive Compensation) and Proposal 3 (approval of an Amended and Restated 2020 Equity Incentive Plan) are considered non-routine matters, and therefore brokers do not have the discretion to vote and broker non-votes may occur. Proposal 4 (ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm) is treated as a routine matter; therefore we do not expect any broker non-votes for Proposal 4.

Broker non-votes will be counted as shares present for the purpose of determining the presence of a quorum. We encourage you to provide instructions to your broker regarding the voting of your shares.

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What Happens if I Abstain?

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, they will be treated as a “no” or “none” vote depending upon the matter to be voted upon. Please see “What vote is required to approve each proposal?” above for the specific result of an abstention vote.

How Will Adeia Solicit Proxies?

We have retained Broadridge to assist in the distribution of proxy materials. The costs and expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and other costs of the proxy solicitation will be borne by us. We expect to pay a fee in the amount of approximately $26,000 to Alliance Advisors as our proxy solicitor. Certain of our officers, employees and third parties may also solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to officers, directors or regular employees for such services. We may pay fees to other third-party solicitors. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

References to “Adeia,” “Company,” “we,” “us” and “our” refer to Adeia Inc. (formerly known as Xperi Holding Corporation) and its consolidated subsidiaries. References to “SpinCo” refer to “Xperi Inc.”, which was separated from Adeia on October 1, 2022. References to “GAAP” refer to generally accepted accounting principles in the United States of America. References to “RSUs” refer to time-based vesting restricted stock units. References to “PSUs” refer to company-designated performance-based vesting restricted stock units.

Background of Adeia

Adeia is a leading research and development (R&D) and intellectual property (IP) licensing company that accelerates the adoption of innovative technologies in the media and semiconductor industries. Adeia’s fundamental innovations underpin technology solutions that are shaping and elevating the future of digital entertainment and electronics. Adeia’s IP portfolio powers the connected devices that touch the lives of millions of people around the world every day as they live, work and play.

On October 1, 2022, our product business was separated through a tax-efficient spin-off transaction (the “Separation”) and became an independent, publicly traded company named Xperi Inc. (“SpinCo”). We retain no ownership interest in SpinCo. Following the Separation, we retained our IP licensing business, changed our name to Adeia Inc. and began trading on the Nasdaq under the symbol “ADEA.”

Impact of Business Separation

As a result of the Separation, SpinCo received or retained over 95% of the pre-Separation employees, over 50% of the pre-Separation revenue generators and approximately 70% of the pre-Separation operating expenses. Given the significance of the operations of SpinCo, the Separation impacted almost every aspect of the Company’s business operations, including the Company’s systems, procedures, leadership, corporate governance, ESG assessments and goals and financial performance. In evaluating the Company’s performance and executive compensation, the Company’s management team, Board, and the Compensation Committee of the Board (“Compensation Committee”) took into account these substantial changes during 2023.

Business Highlights

Following the transformational year the Company had in 2022 as a result of the Separation, 2023 marked the Company’s first full fiscal year focused on our IP licensing business. Our 2023 total revenue was $388.8 million, representing an 11.4% decrease from the prior year. The decrease was due to the execution of a new, multi-year license agreement with Micron Technology in the first quarter of 2022 and the execution of a long-term license agreement with a leading consumer electronics and OTT service provider in the second quarter of 2022, for which a meaningful portion of the total revenue was recognized in the respective quarters, and in part due to a decline in royalty revenue from certain pay-TV customers. The decline was partially offset by the execution of two long-term license agreements with Kioxia and Western Digital in the first quarter of 2023 and execution of a long-term renewal contract with Samsung in the third quarter of 2023, for which a portion of revenue was recognized up-front in the respective quarters.

In 2023, we continued to execute new and renewal license agreements across multiple verticals and geographic regions, including the following:

•
Kioxia and Western Digital signed long-term agreements to license the Company’s semiconductor portfolio, including to our hybrid bonding patents
•
Verizon signed a multi-year extension of its license to the Company’s media portfolio

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•
Altice signed an early renewal extending its license to the Company’s media portfolio for its Optimum services
•
Cox Communications, a leading provider of broadband and pay-TV services in the U.S., signed a long-term extension of its license agreement for access to the Company’s media portfolio
•
DAZN, a leading OTT provider of global sports programming, signed a new multi-year license agreement for access to the Company’s media portfolio
•
Samsung, a global leader in the electronics industry, signed a long-term renewal for access to the Company’s media portfolio for their mobile devices
•
Starz, a leading media and entertainment company offering a premium OTT streaming service, signed a multi-year renewal for access to the Company’s media portfolio
•
A leading international social media company signed a new long-term license agreement for access to the Company’s media portfolio

In addition to the deal momentum in 2023 highlighted above, the Company successfully executed on its operational and strategic goals, including the following highlights:

•
Exceeded our non-GAAP operating margin goal of 65%;
•
Grew our patent portfolios by over 11%, exceeding our 10% goal, including a record number of new original patent filings
•
Added two new highly qualified independent directors to the Board
•
Completed the hiring of key executive officer roles, including the addition of a new Chief People Officer, a new Chief Development Officer, and a new Chief IP Officer

Governance Highlights

We are committed to high standards of corporate governance. The Company’s corporate governance program continues to feature the following:

•
an independent chairman of the Board;
•
all of our directors, other than our CEO, are independent;
•
majority voting for election of directors in uncontested elections;
•
a diverse Board with broad industry experience, backgrounds, and technical and financial expertise, that fully complies with Nasdaq’s board diversity requirements;
•
we have no stockholder rights plan in place;
•
regularly updated charters for each of the Board’s committees, which clearly establish the roles and responsibilities of each such committee;
•
regular executive sessions among our independent directors;
•
a Board that enjoys unrestricted access to the Company’s management, employees and professional advisers;
•
each director nominee attended at least 75% of the total number of Board meetings and total number of meetings of Board committees on which such director served during the time such director served on the Board or committees;
•
a clear Code of Business Conduct and Ethics that is reviewed regularly for best practices;
•
a clear set of Corporate Governance Guidelines that is reviewed regularly for best practices;
•
a compensation recovery (“clawback”) policy regarding accounting restatements in accordance with Exchange Act Rule 10D-1 and corresponding Nasdaq listing standards;

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•
policy prohibiting all directors, officers, employees, temporary workers, consultants and those under their respective influence or control from trading on the basis of material non-public information;
•
policy prohibiting hedging, pledging or engaging in “short” sales of Company stock by all employees and directors;
•
the Compensation Committee’s engagement of an independent compensation consultant; and
•
minimum stock ownership requirement to ensure that our directors and executives remain aligned with the interests of the Company and its stockholders.

Environmental, Social and Governance Impact

We remain focused on responsible business conduct related to our environmental, social and governance (“ESG”) impact and the manner in which we manage our business. On October 1, 2022, following completion of the Separation, we adopted an initial ESG statement for our standalone Adeia business, which notes our commitment to sustainability and its impact on the environment and society, as well as ethical and corporate governance considerations. In 2023, we published our first ESG Highlights Report as a standalone company. Our ESG Highlights Report highlights the key areas of focus for us in ESG matters, which include IP protection, ethical business practices, employee development, employee engagement and wellbeing, and diversity, equity, inclusion, and belonging, each of which are highlighted throughout our ESG Highlights Report. These areas were identified as our key areas of focus on the basis of a months-long materiality assessment conducted in early 2023, whereby we sought to identify those ESG topics that were most important to the Company and to our industry. As a result, we also identified that given our business structure and IP portfolio, environmental matters were unlikely to have a material impact on our business and have excluded such matters from our reporting.

Workforce & Board Diversity

We have demonstrated support and commitment to developing a culture of non-discrimination and embracing diversity and inclusion throughout our workforce. To that end, we fully comply with the board diversity requirements defined in Nasdaq Rule 5606, as demonstrated below.

Board Diversity Matrix for Adeia Inc. As of March 27, 2024

Total number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	4
Part II: Demographic Background
African American or Black	1
Alaskan Native or American Indian
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

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Board Nominees

Name	Age	Director Since (1)	Experience/Qualification	Independent		Independent Committee Memberships	Other Current Board Memberships
				Yes	No
Paul E. Davis	49	2022	• Chief Executive Officer and Chief Legal Officer expertise • Extensive experience in digital media and entertainment • Extensive IP licensing experience		✓	• None	• None
V. Sue Molina	75	2022	• Extensive experience in public accounting • Extensive experience in auditing and tax	✓		• Audit Committee Chair	• Samba TV, Inc. (private)
Daniel Moloney	64	2020	• Extensive executive management, leadership and technological expertise and experience • Extensive experience in telecommunications, technology and technology-enabled business service	✓		• Compensation Committee	• Digital River (private)
Tonia O’Connor	54	2021	• Extensive executive management, sales, marketing and business development experience • Extensive experience in the media and IP industries	✓		• Compensation Committee Chair • Nominating and Corporate Governance Committee	• BetterSpace (private) • Strive International (private) • Syracuse University Board of Trustees
Raghavendra Rau	74	2020	• Extensive executive management, marketing, business development and strategy experience • Extensive experience in digital video, content and technology industries	✓		• Audit Committee • Nominating and Corporate Governance Committee Chair	• None

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Name	Age	Director Since (1)	Experience/Qualification	Independent		Independent Committee Memberships	Other Current Board Memberships
				Yes	No
Adam Rymer	48	2023	• Extensive executive management, leadership and strategy experience • Extensive experience in the media, technology and entertainment industries	✓		• Audit Committee	• None
Phyllis Turner-Brim	59	2023	• Extensive executive management, leadership and legal experience • Extensive experience in IP licensing	✓		• Compensation Committee • Nominating and Corporate Governance Committee	• Houston Area Urban League (private) • Intellectual Property Owners Education Foundation (private) • YMCA of Houston, TX (private)

(1) Includes board service with legacy Xperi Holding Corporation.

Paul E. Davis is our Chief Executive Officer and has served as a member of our Board since the Separation in October of 2022. Prior to the Separation, Mr. Davis served as the Chief Legal Officer and President of the IP Licensing business. Mr. Davis also served as General Counsel and Corporate Secretary of Xperi Corporation, the predecessor to Xperi Holding Corporation, prior to the merger with TiVo Corporation in 2020. Mr. Davis joined the Company in 2011 and in 2013 was promoted to Senior Vice President, General Counsel and Corporate Secretary of Tessera Technologies, Inc., the predecessor to Xperi Corporation before the acquisition of DTS, Inc. in 2016. Before joining the Company, Mr. Davis was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where his practice focused on mergers and acquisitions, corporate securities matters and corporate governance. Mr. Davis holds a B.A. in history and political science from the University of California, San Diego and a J.D. from the University of California, Hastings College of Law. The Board believes that Mr. Davis brings extensive legal, intellectual property, and strategic expertise, given his experience as both a public company executive and an attorney, to his role as a member of the Board.

V. Sue Molina has served as a member of our Board since October 2022 and is the Chair of the Audit Committee. Ms. Molina previously served as a member of the Board of Directors of Xperi Corporation from February 2018 to May 2020. Until 2004, Ms. Molina worked in public accounting for 27 years and was a Partner at both Ernst & Young and Deloitte & Touche. While at Deloitte, Ms. Molina was the National Partner in charge of the Initiative for the Retention and Advancement of Women. Ms. Molina holds a B.S. in business administration and an M.A. in accounting from the University of Arizona. The Board believes that Ms. Molina brings extensive public accounting and audit expertise, given her years of experience as a partner at both Ernst & Young and Deloitte & Touche, to her role as a member of the Board.

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Daniel Moloney serves as the Chairman of our Board and is a member of the Compensation Committee. Mr. Moloney has served as a member of our Board since June 2020. Prior to that, Mr. Moloney served as a member of the Board of Directors of TiVo Corporation, the predecessor to Xperi Holding Corporation, from September 2013 to June 2020. Mr. Moloney is also an Executive Advisor at Siris Capital, LLC, a leading private equity firm in the technology and telecommunications industries, having spent the prior 8 years with Siris as an Executive Partner. Prior to Siris, Mr. Moloney served as the President of Motorola Mobility, Inc., a leading provider of innovative technologies, products and services for the mobile and cable/wireline industries. Mr. Moloney has almost 30 years of senior executive management, leadership and technological expertise and experience. Prior to Motorola Mobility being spun out of Motorola in early 2011, Mr. Moloney served as the President of the Home & Networks Mobility business within Motorola and from 2002 to 2006, where he led the Connected Home business for Motorola. Mr. Moloney joined Motorola as part of their acquisition of General Instrument in 2000, where he served in various leadership roles. Mr. Moloney holds a B.A. in electrical engineering from the University of Michigan and an M.B.A. from the University of Chicago. The Board believes that Mr. Moloney brings extensive senior executive management, strategic and operational oversight, technological expertise and experience in telecommunications, technology and technology-enabled business service industries, to his role as a member of the Board.

Tonia O’Connor serves as a member of our Board and is the Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Ms. O’Connor has served as a member of our Board since December 2021. Ms. O’Connor was most recently the Chief Executive Officer of Tone It Up, a plant based, nutritional products company, a position she held from 2021 to 2023. Prior to joining Tone It Up, Ms. O’Connor served as the CEO of Chopra Global from 2019 to 2021 and the President and Chief Revenue Officer at Univision Communications, Inc. from 2008 to 2018. Prior to Univision, Ms. O’Connor held leadership roles at News Corp’s Gemstar. Ms. O’Connor also currently serves on the board of Betterspace, a privately-held company, Syracuse University’s Board of Trustees, where she is a member of the Athletics, Academic Affairs and Advancement & External Affairs Committees, and the national board of STRIVE, a Harlem-based nonprofit organization. Ms. O’Connor previously served on the boards of fuboTV from 2015 to 2018, GoldieBlox from 2018 to 2020, El Rey Network from 2013 to 2018, and Tone It Up from 2021 to 2023. Ms. O’Connor holds a dual degree from Syracuse University in broadcast journalism from the S.I. Newhouse School and international relations from the Maxwell School of Citizenship and Public Affairs. The Board believes that Ms. O’Connor brings extensive expertise in executive and financial management and sales and marketing within the broader media and IP industries, to her role as a member of the Board.

Raghavendra Rau serves as a member of our Board and is the Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Mr. Rau has served as a member of our Board since June 2020. Prior to that, Mr. Rau served as a member of the Board of Directors of TiVo Corporation, the predecessor to Xperi Holding Corporation, from May 2015 to June 2020 and served as Vice Chairman of its Board of Directors beginning in June of 2019. He served as the interim President and Chief Executive Officer of TiVo Corporation from July 2018 to May 2019. Mr. Rau also served as Chief Executive Officer of SeaChange International Inc., a video software technology company, from November 2011 to October 2014 and was a member of its Board of Directors beginning in July 2010. Previously, Mr. Rau held several senior leadership positions with Motorola Inc. from 1992 to 2008, including Senior Vice President of Strategy and Business Development of Motorola’s Networks & Enterprise business, Senior Vice President of Motorola’s Mobile TV Solutions business, and Corporate Vice President of Motorola’s Marketing and Professional Services. Mr. Rau also previously served as a director of Quantum Corp., a storage, archive and data protection company. Mr. Rau holds a Bachelor's degree in engineering from the National Institute of Technology, India and an M.B.A. from the Indian Institute of Management, India. The Board believes that Mr. Rau brings extensive senior management, marketing, business development and strategic experience in the digital video, content, technology and telecommunications industries to his role as a member of the Board.

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Adam Rymer serves as a member of our Board and is a member of the Audit Committee. Mr. Rymer has served as a member of our Board since August 2023. Mr. Rymer is currently the President of Reason Advisory, a consultancy firm focused on the media, entertainment and technology sectors. The firm conducts extensive work on the future of consumer behavior, evolving business models and technology adoption. Prior to Reason Advisory, Mr. Rymer was the Chief Executive Officer of OpTic Gaming/Envy Gaming, where he was responsible for the company’s growth strategy from a leading global gaming and lifestyle organization into an industry leading media and entertainment platform. Prior to OpTic he was the President of Legendary Entertainment's Digital Networks Group. He was also the Co-Founder, Chief Financial Officer and Chief Operating Officer of Lava Bear Films, a film financing and production company. Mr. Rymer began his career in the film industry with Universal Studios Motion Picture Group, where he held multiple roles including Senior Vice President of Digital Platforms. In this role, he set the strategic direction across new and emerging platforms including mobile, streaming and digital cinema. Mr. Rymer was also Vice President of Strategic Planning & Business Development, where he was responsible for corporate level financial and strategic analysis across all domestic and international divisions of Universal Pictures. Mr. Rymer graduated from The Wharton School with a Master of Business Administration and Harvard University with a Bachelor of Arts in applied mathematics and economics. The Board believes that Mr. Rymer brings extensive executive management, leadership and strategic experience in the media, technology and entertainment industries to his role as a member of the Board.

Phyllis Turner-Brim serves as a member of our Board and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Ms. Turner-Brim has served as a member of our Board since November 2023. Ms. Turner-Brim is currently Senior Vice President and Deputy General Counsel for Products, Services and Brand Security at HP Inc. (“HP”) where she leads legal for HP’s Personal Systems, Print, Workforce Solutions, 3D Print and Incubation business units. Ms. Turner-Brim previously served as HP’s Senior Vice President and Deputy General Counsel for Innovation and Brand Protection, where she led HP’s global intellectual property function, including IP sales and licensing, patent development, strategy, enforcement and anti-counterfeiting. Prior to HP, Ms. Turner-Brim was the Vice President, Assistant General Counsel for Starbucks, where she was the legal executive at the intersection of IP and technology. Prior to Starbucks, she was Vice President, Chief IP Counsel for Intellectual Ventures where she led legal teams responsible for outbound licensing, strategic patent prosecution, patent acquisitions/divestitures and IP policy initiatives. She has held similar roles with Intermec Technologies Corp. (now Honeywell), Walmart Stores Inc., and Cabot Microelectronics Corp. Ms. Turner-Brim graduated from the University of Cincinnati with a Juris Doctor degree and the Illinois Institute of Technology with a Bachelor of Science degree in chemical engineering. She is admitted to practice in Texas, Washington, Illinois and before the United States Patent and Trademark Office. The Board believes that Ms. Turner-Brim brings extensive legal, intellectual property and management expertise, given her experience as both a public company executive and an attorney, to her role as a member of the Board.

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PROPOSAL 1 — ELECTION OF DIRECTORS

The Board has nominated the seven (7) individuals identified under “Director Nominees” below for election as directors, all of whom are currently directors of the Company. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected. Our Board is currently comprised of seven (7) members. Directors are elected at each annual meeting and hold office until their successors are duly elected and qualified at the next annual meeting. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the seven (7) nominees designated below to serve until the 2025 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified.

DIRECTOR NOMINEES

Paul E. Davis Director Since 2022 Age 49

Skills and Qualifications:

•
Public company executive
•
Extensive experience in semiconductors, digital media and entertainment
•
Extensive experience in mergers and acquisitions, corporate securities matters and corporate governance
•
B.A in history and political science from the University of California, San Diego
•
J.D. from the University of California, Hastings College of Law

Current Directorships: • None
Past Directorships: • None
Current Adeia Committee Assignments: • None

Paul E. Davis is our Chief Executive Officer and has served as a member of our Board since the Separation in October of 2022. Prior to the Separation, Mr. Davis served as the Chief Legal Officer and President of the IP Licensing business. Mr. Davis also served as General Counsel and Corporate Secretary of Xperi Corporation, the predecessor to Xperi Holding Corporation, prior to the merger with TiVo Corporation in 2020. Mr. Davis joined the Company in 2011 and in 2013 was promoted to Senior Vice President, General Counsel and Corporate Secretary of Tessera Technologies, Inc., the predecessor to Xperi Corporation before the acquisition of DTS, Inc. in 2016. Before joining the Company, Mr. Davis was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where his practice focused on mergers and acquisitions, corporate securities matters and corporate governance. Mr. Davis holds a B.A. in history and political science from the University of California, San Diego and a J.D. from the University of California, Hastings College of Law. The Board believes that Mr. Davis brings extensive legal, intellectual property, technological, and strategic expertise, given his experience as both a public and private company executive and an attorney, to his role as a member of the Board.

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V. Sue Molina Director Since 2022 Age 75

Skills and Qualifications:

•
Public company executive
•
Extensive experience in public accounting and finance
•
Extensive experience in auditing and tax
•
Financial leadership and executive operational experience
•
B.S. in Business Administration from the University of Arizona
•
Masters in Accounting from the University of Arizona

Current Directorships: • Samba TV, Inc. (private)
Past Directorships: • DTS, Inc. • Xperi Corporation • Vital Voices Global Partnership (private)
Current Adeia Committee Assignments: • Audit Committee Chair

V. Sue Molina has served as a member of our Board since October 2022 and is the Chair of the Audit Committee. Ms. Molina previously served as a member of the Board of Directors of DTS, Inc. from January 2008 to December 2016 and Xperi Corporation from February 2018 to May 2020. Until 2004, Ms. Molina worked in public accounting for 27 years and was a Partner at both Ernst & Young and Deloitte & Touche. While at Deloitte, Ms. Molina was the National Partner in charge of the Initiative for the Retention and Advancement of Women. Ms. Molina holds a B.S. in business administration and an M.A. in accounting from the University of Arizona. The Board believes that Ms. Molina brings extensive public accounting and audit expertise, given her years of experience as a partner at both Ernst & Young and Deloitte & Touche, to her role as a member of the Board.

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Daniel Moloney Director Since 2020 Age 64

Skills and Qualifications:

•
Public and private company executive
•
Extensive experience in telecommunications, technology and technology-enabled business service industries
•
B.S. in electrical engineering from the University of Michigan
•
M.B.A. from the University of Chicago

Current Directorships: • Digital River (private)
Past Directorships: • TiVo Corporation • Polycom (private) • Stratus (private) • Plantronics, Inc. (dba Poly)
Current Adeia Committee Assignments: • Compensation Committee Member

Daniel Moloney serves as the Chairman of our Board and is a member of the Compensation Committee. Mr. Moloney has served as a member of our Board since June 2020. Prior to that, Mr. Moloney served as a member of the Board of Directors of TiVo Corporation, the predecessor to Xperi Holding Corporation, from September 2013 to June 2020. Mr. Moloney is also an Executive Advisor at Siris Capital, LLC, a leading private equity firm in the technology and telecommunications industries, having spent the prior 8 years with Siris as an Executive Partner. Prior to Siris, Mr. Moloney served as the President of Motorola Mobility, Inc., a leading provider of innovative technologies, products and services for the mobile and cable/wireline industries. Mr. Moloney has almost 30 years of senior executive management, leadership and technological expertise and experience. Prior to Motorola Mobility being spun out of Motorola in early 2011, Mr. Moloney served as the President of the Home & Networks Mobility business within Motorola and from 2002 to 2006, where he led the Connected Home business for Motorola. Mr. Moloney joined Motorola as part of their acquisition of General Instrument in 2000, where he served in various leadership roles. Mr. Moloney holds a B.A. in electrical engineering from the University of Michigan and an M.B.A from the University of Chicago. The Board believes that Mr. Moloney brings extensive senior executive management, strategic and operational oversight, technological expertise and experience in telecommunications, technology and technology-enabled business service industries, to his role as a member of the Board.

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Tonia O’Connor Director Since 2021 Age 54

Skills and Qualifications:

•
Public and private company executive
•
Extensive sales and marketing experience
•
Extensive experience across the media and IP industries
•
Dual Degree, B.A. in broadcast journalism and international relations from Syracuse University

Current Directorships: • Syracuse University Board of Trustees • Strive International (private) • BetterSpace (private)
Past Directorships: • fuboTV • GoldieBlox (private) • El Rey Network (private) • Empower II (SPAC) • Tone It Up (private)
Current Adeia Committee Assignments: • Compensation Committee Chair • Nominating and Corporate Governance Committee Member

Tonia O’Connor serves as a member of our Board and is the Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Ms. O’Connor has served as a member of our Board since December 2021. Ms. O’Connor was most recently the Chief Executive Officer of Tone It Up, a plant based, nutritional products company, a position she held from 2021 to 2023. Prior to joining Tone It Up, Ms. O’Connor served as the CEO of Chopra Global from 2019 to 2021 and the President and Chief Revenue Officer at Univision Communications, Inc. from 2008 to 2018. Prior to Univision, Ms. O’Connor held leadership roles at News Corp’s Gemstar. Ms. O’Connor also currently serves on the board of BetterSpace, a privately-held company, Syracuse University’s Board of Trustees, where she is a member of the Athletics, Academic Affairs and Advancement & External Affairs Committees, and the national board of STRIVE, a Harlem-based nonprofit organization. Ms. O’Connor previously served on the boards of fuboTV from 2015 to 2018, GoldieBlox from 2018 to 2020, El Rey Network from 2013 to 2018, and Tone It Up from 2021 to 2023. Ms. O’Connor holds a dual degree from Syracuse University in broadcast journalism from the S.I. Newhouse School and international relations from the Maxwell School of Citizenship and Public Affairs. The Board believes that Ms. O’Connor brings extensive expertise in executive and financial management and sales and marketing within the broader media and IP industries, to her role as a member of the Board.

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Raghavendra Rau Director Since 2020 Age 74

Skills and Qualifications:

•
Public and private company executive
•
Extensive experience in digital video, content and technology industries
•
Bachelor's degree in engineering from the National Institute of Technology (India)
•
M.B.A. from the Indian Institute of Management (Ahmeadabad)

Current Directorships: • None
Past Directorships: • TiVo Corporation • Rovi Corporation • SeaChange International Inc. • Quantum Corporation
Current Adeia Committee Assignments: • Audit Committee Member • Nominating and Corporate Governance Committee Chair

Raghavendra Rau serves as a member of our Board and is the Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Mr. Rau has served as a member of our Board since June 2020. Prior to that, Mr. Rau served as a member of the Board of Directors of TiVo Corporation, the predecessor to Xperi Holding Corporation, from May 2015 to June 2020 and served as Vice Chairman of its Board of Directors beginning in June of 2019. He served as the interim President and Chief Executive Officer of TiVo Corporation from July 2018 to May 2019. Mr. Rau also served as Chief Executive Officer of SeaChange International Inc., a video software technology company, from November 2011 to October 2014 and was a member of its Board of Directors beginning in July 2010. Previously, Mr. Rau held several senior leadership positions with Motorola Inc. from 1992 to 2008, including Senior Vice President of Strategy and Business Development of Motorola’s Networks & Enterprise business, Senior Vice President of Motorola’s Mobile TV Solutions business, and Corporate Vice President of Motorola’s Marketing and Professional Services. Mr. Rau also previously served as a director of Quantum Corp., a storage, archive and data protection company. Mr. Rau holds a Bachelor’s degree in engineering from the National Institute of Technology, India and an M.B.A. from the Indian Institute of Management, India. The Board believes that Mr. Rau brings extensive senior management, marketing, business development and strategic experience in the digital video, content, technology and telecommunications industries to his role as a member of the Board.

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Adam Rymer Director Since 2023 Age 48
Skills and Qualifications: • Extensive experience in the media, entertainment and technology industries • B.A. in applied mathematics and economics from Harvard University • M.B.A. from The Wharton School
Current Directorships: • None
Past Directorships: • USA Volleyball National Governing Body (private, not-for-profit)
Current Adeia Committee Assignments: • Audit Committee Member

Adam Rymer serves as a member of our Board and a member of the Audit Committee. Mr. Rymer has served as a member of our Board since August 2023. Mr. Rymer is currently the President of Reason Advisory, a consultancy firm focused on the media, entertainment and technology sectors. The firm conducts extensive work on the future of consumer behavior, evolving business models and technology adoption. Prior to Reason Advisory, Mr. Rymer was the Chief Executive Officer of OpTic Gaming/Envy Gaming, where he was responsible for the company’s growth strategy from a leading global gaming and lifestyle organization into an industry leading media and entertainment platform. Prior to OpTic he was the President of Legendary Entertainment's Digital Networks Group. He was also the Co-Founder, Chief Financial Officer and Chief Operating Officer of Lava Bear Films, a film financing and production company. Mr. Rymer began his career in the film industry with Universal Studios Motion Picture Group, where he held multiple roles including Senior Vice President of Digital Platforms. In this role, he set the strategic direction across new and emerging platforms including mobile, streaming and digital cinema. Mr. Rymer was also Vice President of Strategic Planning & Business Development, where he was responsible for corporate level financial and strategic analysis across all domestic and international divisions of Universal Pictures. Mr. Rymer graduated from The Wharton School with a Master of Business Administration and Harvard University with a Bachelor of Arts in applied mathematics and economics. The Board believes that Mr. Rymer brings extensive executive management, leadership and strategic experience in the media, technology and entertainment industries to his role as a member of the Board.

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Phyllis Turner-Brim Director Since 2023 Age 59

Skills and Qualifications:

•
Public and private company executive
•
Extensive legal, intellectual property and management expertise
•
B.S. in chemical engineering from the Illinois Institute of Technology
•
J.D. from the University of Cincinnati

Current Directorships: • Houston Area Urban League (private) • Intellectual Property Owners Education Foundation (private) • YMCA of Houston, TX (private)
Past Directorships: • American Intellectual Property Law Association (private) • American Intellectual Property Law Education Foundation (private) • YMCA of Snohomish County WA (private)
Current Adeia Committee Assignments: • Compensation Committee Member • Nominating and Corporate Governance Committee Member

Phyllis Turner-Brim serves as a member of our Board and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Ms. Turner-Brim has served as a member of our Board since November 2023. Ms. Turner-Brim is currently Senior Vice President and Deputy General Counsel for Products, Services and Brand Security at HP Inc. (“HP”) where she leads legal for HP’s Personal Systems, Print, Workforce Solutions, 3D Print and Incubation business units. Ms. Turner-Brim previously served as HP’s Senior Vice President and Deputy General Counsel for Innovation and Brand Protection, where she led HP’s global intellectual property function, including IP sales and licensing, patent development, strategy, enforcement and anti-counterfeiting. Prior to HP, Ms. Turner-Brim was the Vice President, Assistant General Counsel for Starbucks, where she was the legal executive at the intersection of IP and technology. Prior to Starbucks, she was Vice President, Chief IP Counsel for Intellectual Ventures where she led legal teams responsible for outbound licensing, strategic patent prosecution, patent acquisitions/divestitures and IP policy initiatives. She has held similar roles with Intermec Technologies Corp. (now Honeywell), Walmart Stores Inc., and Cabot Microelectronics Corp. Ms. Turner-Brim graduated from the University of Cincinnati with a Juris Doctor degree and the Illinois Institute of Technology with a Bachelor of Science degree in chemical engineering. She is admitted to practice in Texas, Washington, Illinois and before the United States Patent and Trademark Office. The Board believes that Ms. Turner-Brim brings extensive legal, intellectual property and management expertise, given her experience as both a public company executive and an attorney, to her role as a member of the Board.

REQUIRED VOTE AND BOARD’S RECOMMENDATION

Our Amended and Restated Bylaws (Bylaws) provide that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of votes cast “against” that director. Abstentions and broker non-votes will not be counted as votes cast, and therefore will have no effect on the outcome of the election of directors. Our Bylaws further provide that in a contested election, each director will be elected by a plurality of the votes cast, which means that the nominees receiving the largest number of affirmative votes will be elected.

The Board recommends that the stockholders vote “FOR” the election of each of Paul E. Davis, V. Sue Molina, Daniel Moloney, Tonia O’Connor, Raghavendra Rau, Adam Rymer and Phyllis Turner-Brim.

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GOVERNANCE OF THE COMPANY

Pursuant to the Delaware General Corporation Law and the Company’s Bylaws, our business, property and other affairs are managed by or under the direction of the Board and its committees. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and advisors, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

BOARD ROLE IN RISK MANAGEMENT

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. Our Board reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. For example, the Board annually reviews management’s enterprise risk management assessment, which is designed to (1) identify risks that can negatively impact the Company’s ability to achieve its business objectives; (2) estimate the magnitude of the potential risks; and (3) determine approaches to mitigate the identified risks. In addition, the Board, during the Company’s quarterly Board meetings, advises and directs management with respect to strategic business risks, litigation risks, and risks related to the Company’s acquisition strategy, among others. The Board also delegates oversight to Board committees to oversee selected elements of risk.

The Audit Committee of the Board (“Audit Committee”) oversees financial risk exposures, including monitoring the integrity of the Company’s financial statements, internal controls over financial reporting, and the independence of the Company’s independent registered public accounting firm. The Audit Committee receives periodic internal controls and related assessments from the Company’s finance department, internal audit function and an annual attestation report on internal control over financial reporting from the Company’s independent registered public accounting firm. The Audit Committee also assists the Board in fulfilling its oversight responsibility with respect to compliance matters and meets at least quarterly with our finance department, internal auditor, independent registered public accounting firm and internal or external legal counsel to discuss risks related to our financial reporting function. In addition, the Audit Committee ensures that the Company’s business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by monitoring our Code of Business Conduct and Ethics Policy and our Corporate Compliance Hotline. The Audit Committee also discusses other risk assessment and risk management policies of the Company periodically with management, including the Audit Committee’s oversight of the Company’s cybersecurity risk. To that end, the Audit Committee periodically meets with and receives reports and updates from business personnel responsible for overseeing cybersecurity risk management and response planning as part of its regular risk assessment and monitoring procedures.

The Compensation Committee participates in the design of compensation structures that avoid creating incentives that encourage a level of risk-taking behavior inconsistent with the Company’s business strategy, as is further described in the Compensation Discussion and Analysis and Risk Management sections below.

The Nominating and Corporate Governance Committee of the Board (“Nominating and Corporate Governance Committee”) oversees governance-related risks by working with management to establish corporate governance guidelines applicable to the Company and making recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board committees. The Nominating and Corporate Governance Committee also evaluates existing directors and the Board as a whole.

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BOARD AND COMMITTEES OF THE BOARD; DIRECTOR INDEPENDENCE

The Board currently consists of seven (7) persons. Mr. Davis is CEO of the Company. Mssrs. Moloney, Rau and Rymer and Mses. Molina, Turner-Brim and O’Connor are not, and have never been, employees of our Company or any of our subsidiaries.

The Board currently has the following three standing committees, with the following members:

Member	Audit	Compensation	Nominating and Corporate Governance
Paul E. Davis
V. Sue Molina
Daniel Moloney
Tonia O’Connor
Raghavendra Rau
Adam Rymer
Phyllis Turner-Brim
= Chair	= Member	= Financial Expert	= Chairman of Board

During 2023, the Board held a total of nine (9) meetings. Each director attended at least 75% of the total number of Board meetings and total number of meetings of Board committees on which such director served during the time he or she served on the Board or committees.

The Board has determined that all of the Company’s directors nominated for election, other than Mr. Davis, are “independent directors” as such term is defined in applicable Nasdaq corporate governance rules.

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. At the beginning of 2024, we changed the composition of these committees as reflected above. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors in accordance with current Nasdaq listing standards. Furthermore, each member of our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the Securities and Exchange Commission (the “SEC”). The Board has further determined that Ms. Molina, Chair of the Audit Committee of the Board, is an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, by virtue of her relevant experience listed in her biographical summary provided above in the section entitled “Proposal 1 – Election of Directors.” Copies of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://investors.adeia.com/corporate-governance/governance-overview. The Board from time to time may form such other committees as it deems appropriate to further the purposes of the Board.

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Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of the Company and reviews the annual audit plan, the results of the independent audit, and the report and recommendations of the independent auditor. The Audit Committee has sole authority for the appointment, compensation, retention, and oversight of our independent registered public accounting firm and to approve any significant non-audit relationship with the independent registered public accounting firm. The Audit Committee reviews and determines the scope and roles and responsibilities of the internal audit function. The Audit Committee is also responsible for preparing the report required by the rules of the SEC to be included in our annual proxy statement. The Audit Committee is currently comprised of Ms. Molina, Mr. Rau, and Mr. Rymer. Ms. Molina is the Chair of the Audit Committee and all committee members are financially literate under the Nasdaq standards. During 2023, the Audit Committee held five (5) meetings.

Compensation Committee

The Compensation Committee approves our goals and objectives relevant to compensation, stays informed as to market levels of compensation and, based on evaluations submitted by management, establishes compensation for our executive officers that correspond to our goals and objectives.

The Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer and other executive officers and evaluates the performance of our Chief Executive Officer and other executive officers in light of these goals and objectives. The Compensation Committee also recommends to our Board compensation levels for the non-employee members of the Board. The Compensation Committee also produces an annual report on executive compensation for inclusion in our proxy statement and annual report on Form 10-K. The Compensation Committee is currently comprised of Mr. Moloney, Ms. O’Connor, and Ms. Turner-Brim. Ms. O’Connor is the Chair of the Compensation Committee. During 2023, the Compensation Committee held five (5) meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for recommending to our Board individuals to be nominated as directors and committee members. This includes evaluation of new candidates as well as evaluation of current directors. In evaluating the current directors the committee conducted a thorough self-evaluation process, which included the use of questionnaires. This committee is also responsible for developing and recommending to the Board our corporate governance guidelines, as well as reviewing and recommending revisions to the guidelines on a regular basis.

The Nominating and Corporate Governance Committee is currently comprised of Ms. O’Connor, Mr. Rau, and Ms. Turner-Brim. Mr. Rau is the Chair of the Nominating and Corporate Governance Committee. During 2023, the Nominating and Corporate Governance Committee held five (5) meetings.

We are committed to having a diversity of backgrounds, experiences and opinions on our board, while complying with Nasdaq’s board diversity requirements. Our Nominating and Corporate Governance Committee takes into account a number of the following factors when considering director nominees:

•
independence from management;
•
relevant business experience;
•
age, gender, race, ethnicity, sexual orientation and gender identity;
•
educational and professional background;
•
judgment, skill, integrity, ethics, value and reputation;
•
existing commitments to other businesses and service on other boards;
•
potential conflicts of interest with other pursuits;

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•
legal considerations such as antitrust issues;
•
the needs of the Board and the Company with respect to the particular talents, experience and diversity of its directors;
•
corporate governance background, to enable the committee to determine whether the candidate would be suitable for Nominating and Corporate Governance Committee membership;
•
financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;
•
executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and
•
the size and composition of the existing Board.

The director qualifications developed to date focus on what the Board believes to be essential competencies to effectively serve on the Board. The Nominating and Corporate Governance Committee may also consider the following criteria, among others, in recommending candidates for election to the board:

•
experience in corporate governance, such as an officer or former officer of a publicly held company;
•
experience in the Company’s industry;
•
experience as a board member of other publicly held companies; and
•
technical expertise in an area of the Company’s operations.

The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a Board that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The Nominating and Corporate Governance Committee is committed to recruiting additional directors to the Board to ensure that it has the necessary diversity of experience to oversee the management of the Company’s business.

Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board, the Nominating and Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating and Corporate Governance Committee will determine whether to retain an executive search firm to identify Board candidates, and if so, will identify the search firm and approve the search firm’s fees and other retention terms and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. The Nominating and Corporate Governance Committee will review each potential candidate. Management may assist the Nominating and Corporate Governance Committee in the review process at the Nominating and Corporate Governance Committee’s direction. The Nominating and Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Our Nominating and Corporate Governance Committee will consider candidates recommended by our stockholders in accordance with the procedures set forth in the Nominating and Corporate Governance Committee Charter. Such recommendations must be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, Adeia Inc., 3025 Orchard Parkway, San Jose, CA 95134, no later than 120 days prior to the anniversary of the date on which the Company’s proxy statement was mailed or made available to stockholders in connection with the previous year’s annual meeting of stockholders. The recommendations must be accompanied by the following information: the name and address of the nominating stockholder, a representation that the nominating stockholder is a stockholder of record, a representation that the nominating stockholder intends to appear in person (or by virtual attendance) or by proxy at the annual meeting to nominate the person or persons specified, information regarding each nominee that would be required to be included in a proxy statement, a description of any arrangements or understandings between the nominating stockholder and the nominee, and the consent of each nominee to serve as a director, if elected. Candidates recommended by the stockholders are evaluated in the same manner as candidates identified by a Nominating and Corporate Governance Committee member.

Each of the nominees for election as director at the Annual Meeting is recommended by the Nominating and Corporate Governance Committee and each nominee is presently a director and stands for re-election by the stockholders.

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Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board at an annual meeting must be a stockholder of record both at the time of giving the notice and at the meeting, must be entitled to vote at the meeting and must comply with the notice provisions in our Bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination to be made at a special meeting at which the election of directors is a matter specified in the notice of meeting must be delivered to our principal executive offices not earlier than the 120th day prior to and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which first public announcement of the date of such special meeting was made. The stockholder’s notice must include the following information for the person making the nomination:

•
name and address;
•
the class or series and number of shares of the Company owned beneficially or of record;
•
disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price or value of shares of the Company;
•
any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;
•
any agreement, arrangement, understanding or relationship, engaged in to mitigate economic risk related to, or the voting power with respect to, shares of the Company;
•
any rights to dividends on the shares that are separate from the underlying shares;
•
any performance related fees that the nominating person is entitled to base on any increase or decrease in the value of any shares of the Company; and
•
any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

The stockholder’s notice must also include the following information for each proposed director nominee:

•
description of all direct and indirect financial or other relationships between the nominating person and the nominee during the past three years;
•
the same information as for the nominating person (see above); and
•
all information required to be disclosed in a proxy statement in connection with a contested election of directors.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The chair of the meeting will determine if the procedures in the Bylaws have been followed, and if not, declare that the nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence.

In addition to satisfying all of the requirements under our Bylaws, any stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees at the next annual meeting must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Bylaws. For additional information, see “Stockholder Proposals for the 2025 Annual Meeting of Stockholders.”

Other Committees

Our Board may establish other committees as it deems necessary or appropriate from time to time.

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STOCKHOLDER COMMUNICATIONS WITH DIRECTORS AND MANAGEMENT AND DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Stockholders may send correspondence to the Board or any member of the Board, c/o the Corporate Secretary at our principal executive offices at the address set forth above. The Corporate Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Corporate Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Corporate Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication.

Directors are encouraged to attend the Annual Meeting of Stockholders. All members of the Board who were then in office attended our last Annual Meeting in May 2023.

COMPENSATION OF DIRECTORS

Our director compensation policy provides for an annual retainer of $50,000 for our non-employee directors. In addition to our non-employee director annual retainer, our non-executive chairman of the Board receives an additional annual retainer of $65,000. In addition, we pay each of our non-employee directors the following annual retainers for their service as a member, or chair, as applicable, of our Board committees:

Annual Retainers for Committee Members:
Audit Committee	$12,000
Compensation Committee	$8,000
Nominating and Corporate Governance Committee	$6,000
Annual Retainers for Committee Chairs:
Audit Committee	$25,000
Compensation Committee	$20,000
Nominating and Corporate Governance Committee	$15,000

All Board and committee retainers are paid in equal quarterly installments over the course of each year of a director’s service on the Board or applicable committee. We also reimburse all non-employee directors for reasonable expenses related to our Board or committee meetings. Annually, each of our non-employee directors receives RSUs under our stockholder-approved equity plan. The number of shares of common stock subject to the RSU award is determined by dividing (1) $190,000 by (2) the fair market value per share of our common stock on the date of grant.

A non-employee director who is initially appointed after any annual meeting of stockholders will receive a RSU award on the date of his or her initial appointment to the Board equal to the pro-rated amount of the annual grant.

Annual RSU awards (or any pro-rated grants for directors initially appointed between annual meetings) vest on the earlier to occur of the first anniversary of the date of grant and the next annual meeting of stockholders.

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The following table shows compensation information for our non-employee directors for 2023, including those directors who were initially appointed to our Board after our last annual meeting of stockholders in May 2023.

2023 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Daniel Moloney	$141,000	$189,992	$330,992
V. Sue Molina	$83,000	$189,992	$272,992
Raghavendra Rau	$77,000	$189,992	$266,992
Tonia O’Connor	$76,000	$189,992	$265,992
Adam Rymer (3)	$25,325	$153,177	$178,502
Phyllis Turner-Brim (4)	$8,060	$105,890	$113,950

(1) The amounts in this column represent annual cash retainers, including additional annual cash retainers for service as a member, or chair, as applicable, of our Board committees.

(2) The amounts in this column represent the aggregate grant date fair value for stock awards granted to our non-employee directors in 2023, measured in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and do not reflect whether the recipient has actually realized a financial benefit from these awards. For the methodology of how the aggregate grant date fair value amount is calculated, please see Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024. The aggregate number of shares subject to unvested RSU awards outstanding for each non-employee director at December 31, 2023 was: Ms. Molina: 20,320; Mr. Moloney: 20,320; Ms. O’Connor: 20,320; Mr. Rau: 20,320; Mr. Rymer: 15,010 and Ms. Turner-Brim: 11,460.

(3) Mr. Rymer joined the Board on August 4, 2023 and received a pro rata amount of director compensation, including a RSU award on August 9, 2023 equal to the pro-rated amount of the annual grant.

(4) Ms. Turner-Brim joined the Board on November 3, 2023 and received a pro rata amount of director compensation, including a RSU award on November 8, 2023 equal to the pro-rated amount of the annual grant.

EXECUTIVE OFFICERS

Set forth below are the name, age and position of each of our executive officers as of March 27, 2024.

Name	Age	Position(s)
Paul E. Davis	49	Chief Executive Officer and Director
Keith A. Jones	53	Chief Financial Officer
Kevin Tanji	46	Chief Legal Officer and Corporate Secretary
Dr. Mark Kokes	51	Chief Licensing Officer & General Manager, Media
Dana Escobar	56	Chief Licensing Officer & General Manager, Semiconductor

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The following are biographical summaries of our executive officers other than Mr. Davis, for whom a biographical summary is set forth under “Proposal 1 – Election of Directors”.

Keith A. Jones is our Chief Financial Officer. Prior to joining the Company in 2022, Mr. Jones served as Vice President of Finance and Interim Chief Financial Officer at Rambus where he was responsible for the company’s global finance organization, including financial management, planning, tax, treasury, controls, and reporting. Prior to that, Mr. Jones also served as Chief Accounting Officer, Corporate Controller and Vice President of Finance at Rambus. Before joining Rambus in February of 2018, Mr. Jones served as World-Wide Corporate Controller, Vice President of Finance and the Principal Accounting Officer at ShoreTel Inc., prior to its acquisition by Mitel Networks Corporation, from January 2011 until February 2018. At ShoreTel, Keith oversaw the reporting, controls and treasury-related activities of the company. Before joining ShoreTel, Mr. Jones served as Chief Financial Officer and Vice President of Finance at PDF Solutions, Inc., from July 2003 until March 2010, where he oversaw the overall financial management of the company, including planning, tax, treasury, controls, reporting and M&A related activities. Prior to joining PDF Solutions, Mr. Jones served in senior leadership positions at Interwoven, Inc. from September 2001 until July 2003 and e-Time Capital, Inc. from April 2000 until July 2001. Mr. Jones started his career serving as an Audit Manager with Deloitte & Touche LLP from July 1994 until April 2000. Mr. Jones holds a B.S. in business administration with a concentration in accounting California State University, Fresno.

Kevin Tanji is our Chief Legal Officer and Corporate Secretary. Prior to the Separation of our product business on October 1, 2022, Mr. Tanji served as our Senior Vice President and General Counsel, IP, where he was the head of legal for our IP business. Mr. Tanji served as Senior Vice President, Commercial Legal Affairs of TiVo Corporation, the predecessor to Xperi Holding Corporation, from 2016 to 2020, where he was the head of commercial legal affairs. From 2010 until 2016, Mr. Tanji served as Director, Commercial Legal Affairs of Rovi Corporation. Prior to 2010, Mr. Tanji was a corporate finance attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Tanji holds a B.S. in biology, summa cum laude with departmental highest honors, from University of California, Los Angeles and a J.D. from University of California, Berkeley.

Dr. Mark Kokes is our Chief Licensing Officer and General Manager, Media. Prior to joining the Company as Senior Vice President and General Manager, Media in 2021, Dr. Kokes held the position of Chief Intellectual Property Officer for NantWorks and the Nant family of companies, a large healthcare conglomerate based in Los Angeles, California. Preceding NantWorks, Dr. Kokes was promoted to the role of Senior Vice President of Intellectual Property, Licensing and Standards at BlackBerry where he was responsible for the monetization of its aggregate intellectual property portfolio as well as BlackBerry’s numerous research and technology standardization efforts. Prior to joining BlackBerry in late 2014, Dr. Kokes held the position of Vice President of Corporate Development and Intellectual Property Licensing at Intertrust Technologies Corporation, a licensor of technology and intellectual property in the area of trusted distributed computing and cybersecurity. Dr. Kokes is a 15-year veteran of the mobile industry. Preceding his time at Intertrust, Dr. Kokes held a series of senior engineering, corporate strategy and intellectual property related positions at Nokia Research Center, Sony Ericsson’s Corporate Technology Office and HTC’s Corporate Strategy Group. Dr Kokes is an inventor on 14 US and international patents, has co-authored several additional international patent applications and has published many academic articles and book chapters on various research topics. Dr. Kokes holds a Ph.D. in electrical engineering from Southern Methodist University in Dallas, Texas, as well as both a M.S. and B.S., summa cum laude, from Texas A&M University in College Station, Texas.

Dana Escobar is our Chief Licensing Officer and General Manager, Semiconductor. Prior to the Separation, Mr. Escobar served as Senior Vice President and General Manager of Semiconductor IP at Xperi Holding Corporation. Mr. Escobar joined the Company in 2020 as Vice President of IP Licensing. Prior to joining the Company, Mr. Escobar was Vice President of IP Licensing at GE, Chief IP Counsel at Sharp Laboratories of America and Director of Sharp Corporation’s U.S. IP Center, Senior Director of IP Licensing at LSI Corporation/Avago, Licensing & Litigation Attorney at Discovision Associates and a Deputy District Attorney in Los Angeles County. Mr. Escobar holds a J.D. from the University of California Los Angeles, School of Law and a B.A. degree in political science from the University of California, Los Angeles.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the record date, March 13, 2024, with respect to the beneficial ownership of shares of our common stock by (i) each person who we know beneficially owns more than 5% of our outstanding common stock, (ii) each director and each director nominee, (iii) each named executive officer, and (iv) all current directors, nominees and executive officers as a group.

The number of shares of common stock outstanding used in calculating the percentage for each listed person or entity includes common stock underlying options held by the person or entity that are exercisable within 60 days of March 13, 2024, and common stock underlying RSUs held by the person or entity that will vest within 60 days of March 13, 2024, but excludes common stock underlying options and RSUs held by any other person or entity. Percentage of beneficial ownership is based on 108,452,822 shares of common stock outstanding as of March 13, 2024. The address for all our current directors and executive officers is c/o Adeia Inc., 3025 Orchard Parkway, San Jose, California 95134.

Name of Beneficial Owner	Number of Shares	Percentage Ownership
Five Percent Stockholders
BlackRock, Inc. (1)	17,723,529	16.3%
Vanguard Group, Inc. (2)	13,985,101	12.9%
Ameriprise Financial, Inc. (3)	13,432,165	12.4%
Directors and Executive Officers
Paul E. Davis	178,242	0.2%
V. Sue Molina(4)	41,624	0.0%
Daniel Moloney(4)	79,280	0.1%
Tonia O’Connor(4)	36,232	0.0%
Raghavendra Rau(4)	181,977	0.2%
Adam Rymer(5)	15,010	0.0%
Phyllis Turner-Brim(6)	11,460	0.0%
Keith A. Jones	40,474	0.0%
Kevin Tanji	68,836	0.1%
Dr. Mark Kokes	8,150	0.0%
Dana Escobar(7)	27,962	0.0%
All current directors and NEOs as a group (11 persons)	689,247	0.6%

*Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock

(1) The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. Black Rock, Inc. has sole voting power as to 17,579,923 shares and sole dispositive power as to 17,579,923 shares. The information in this table and footnote is based solely on information contained in Schedule 13G filed with the SEC on January 22, 2024 by Black Rock, Inc.

(2) The address for Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA, 19355. Vanguard Group, Inc. has shared voting power as to 252,736 shares, sole dispositive power as to 13,621,489 shares and shared dispositive power as to 363,612 shares. The information in this table and footnote is based solely on information contained in Schedule 13G filed with the SEC on February 13, 2024 by Vanguard Group, Inc.

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(3) The address for Ameriprise Financial, Inc. (“AFI”) is 145 Ameriprise Financial Center, Minneapolis, MN 55474. AFI has shared voting power as to 12,581,895 shares and shared dispositive power as to 13,432,165 shares. Columbia Management Investment Advisers, LLC (“CMIA”) has shared voting power as to 12,581,895 shares and shared dispositive power as to 12,832,969 shares. Columbia Seligman Communications and Information Fund (“Fund”) has sole voting power and shared dispositive power as to 7,375,506 shares. CMIA and AFI do not directly own any shares of common stock. CMIA is the investment adviser to the Fund. AFI is the parent holding company of CMIA. CMIA and AFI do not directly own any shares of common stock. As the investment adviser to the Fund, CMIA may be deemed to beneficially own the shares reported herein by the accounts. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein by the accounts. Each of CMIA and AFI disclaims beneficial ownership of any shares reported herein. The information in this table and footnote is based solely on information contained in Schedule 13G filed with the SEC on February 14, 2024 by Ameriprise Financial, Inc.

(4) Includes 20,320 RSUs that vest within 60 days of the record date.

(5) Includes 15,010 RSUs that vest within 60 days of the record date.

(6) Includes 11,460 RSUs that vest within 60 days of the record date.

(7) Includes 5,000 RSUs that vest within 60 days of the record date.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following discussion and analysis contains statements regarding the Company’s performance targets and goals used in setting compensation for our named executive officers, or “NEOs.” These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation philosophy, objectives and programs, as well as the compensation-related actions taken in 2023 with respect to our NEOs. Our NEOs for 2023 are identified as follows:

•
Paul E. Davis – Chief Executive Officer (our “CEO”)
•
Keith A. Jones – Chief Financial Officer (our “CFO”)
•
Kevin Tanji – Chief Legal Officer and Corporate Secretary
•
Dr. Mark Kokes – Chief Licensing Officer & General Manger, Media
•
Dana Escobar – Chief Licensing Officer & General Manager, Semiconductor

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Compensation Philosophy and Objectives

We have designed our executive compensation program to pay and reward our executive officers, including oue NEOs, in alignment with the overall strategic and financial performance of the Company, with the ultimate goal of building long-term stockholder value. We construct our compensation packages to provide remuneration sufficient to attract, retain and motivate our executive officers to exert their best efforts in the highly competitive, media and semiconductor IP licensing environments in which we operate. The compensation of our NEOs is comprised of base salaries, annual performance-based cash incentives, and long-term incentives delivered in the form of equity awards that are earned over a multi-year period. Our approach to short-term incentive compensation is to pay for current results and strategic actions taken that are expected to translate into improved future financial performance. Combined with our emphasis on long-term equity awards, we believe this approach appropriately motivates, rewards and retains our executive officers, while providing strong alignment with our stockholders. We hold our executive officers to stringent performance standards and, as a result, our executive compensation plans are designed to pay competitively if strategic and financial performance objectives are met and less so if variable pay metrics are not met.

The Compensation Committee has established the following set of objectives for our executive compensation program:

•
Compensation should be market competitive. Our compensation program is designed to provide competitive total compensation relative to the relevant labor markets for our NEOs while maintaining fiscal responsibility for our stockholders, allowing us to attract and retain individuals of appropriate ability and managerial talent;
•
Compensation should reward performance and support our business strategy. A majority of the total direct compensation opportunities for our NEOs is variable or dependent upon the achievement of key business results with the intention to link incentive award opportunities to the achievement of Company and functional performance goals; and
•
Compensation should be aligned with stockholders’ interests. Our compensation program also seeks to reward our executive officers for increasing our stock price over the long-term and maximizing stockholder value by providing a significant portion of total compensation opportunities for our executive officers in the form of direct ownership in our company through long-term equity incentive awards.

2023 Executive Compensation Highlights

Our executive compensation program plays an important role in attracting, retaining and rewarding individuals with the ability and vision to lead our business, drive our long-term success and deliver stockholder value.

Compensation of Chief Executive Officer

The compensation package for Mr. Davis reflects both the market value of his role and his expertise and domain knowledge in broad IP and technology licensing. We believe this market competitive compensation package and structure aligns Mr. Davis’ interests with our stockholders in the pursuit of long term-value creation.

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The chart below illustrates the mix of the target total direct compensation for Mr. Davis in 2023 and its heavy weighting towards “at-risk” and long-term pay incentives.

CEO 2023 Target Compensation

The graphic above includes Mr. Davis’ annualized base salary and annual bonus for 2023. The long-term incentive compensation percentage is based on the grant date fair value of the underlying equity awards (at target, in the case of PSU awards) and does not represent the compensation actually realized or currently realizable by him from such awards. The RSUs vest in four equal installments upon completion of each year of service over a four-year period. The PSUs are earned and vest after three years based upon the achievement of a three-year stock price appreciation target along with a relative total stockholder return (“TSR”) modifier, and long-term revenue performance, with each being weighted 50%.

Pay-for-Performance – Our annual performance-based cash incentive plan is structured to only pay when rigorous financial, business and strategic goals are achieved. Despite having success in a number of areas in our business, we did not meet the overall financial targets established for 2023. As a result, the annual cash incentive payments to our NEOs were funded at less than 93% of target as described in the “annual performance-based cash incentive bonuses” section below.

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Summary of Certain Executive Compensation Practices

We endeavor to maintain sound corporate governance standards consistent with our executive compensation policies and practices. We have adopted the following policies and practices with respect to the executive compensation program in which our NEOs participate:

	WHAT WE DO		WHAT WE DON’T DO
✓

Pay for Performance: We link pay to performance and stockholder interests by heavily weighting target total direct compensation to the achievement of strong financial performance and a balanced mix of performance metrics established in advance by the Compensation Committee.

		☒	No Tax Gross-Ups: We do not provide tax gross-ups to our NEOs for excess parachute payments or other benefits.
✓

Independent Compensation Advisor: The Compensation Committee selects and engages its own independent advisor. During 2023, the Compensation Committee engaged Compensia, an independent national compensation consulting firm, to assist with its responsibilities.

		☒	No “Single Trigger” Severance Payments: We do not have “single trigger” severance payments payable solely on account of the occurrence of a change in control event.
✓

Thoughtful Peer Group Analysis: The Compensation Committee reviews external market data when making compensation decisions and annually reviews our compensation peer group with its independent compensation consultant.

		☒	No Perquisites: We do not generally provide perquisites or other personal benefits to executives, such as club memberships, or supplemental executive retirement plans.
✓	Thorough Compensation Risk Assessment: The Compensation Committee conducts an annual assessment of the Company’s executive and broad- based compensation programs to ensure prudent risk management.	☒

No Hedging in Company Securities: Our employees, including our executives and directors are prohibited from engaging in any hedging transaction with respect to Company equity securities (vested or unvested).

✓	Compensation Committee Independence and Experience: The Compensation Committee is comprised solely of independent directors who have extensive experience.	☒	No Pledging of Company Securities: Our executives and directors are prohibited from pledging Company securities.
✓

Stock Ownership Guidelines: Executives and directors are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (3x for our CEO and 1x for other executives) or Board retainers (3x for directors).

		☒	No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our annual performance-based cash incentive plan.
✓	Compensation Recovery (“Clawback”) Policy: We maintain a Clawback policy regarding accounting restatements in accordance with Exchange Act Rule 10D-1 and corresponding Nasdaq listing standards.	☒

No Re-Pricing or Discounted Options / SARs: We do not re-price underwater awards and do not provide discounted stock options or stock appreciation rights. Further, the Company’s Amended 2020 Equity Incentive Plan prohibits repricing of stock options or stock appreciation rights without stockholder approval.

✓

Insider Trading Policy: Our insider trading policy prohibits all directors, officers, employees (including full-time employees and part-time employees), temporary workers, consultants, and all persons living in their households as well as those persons or entities under their respective influence or control from trading on the basis of material non-public information.

		☒	No Dividends Paid or Accrued on Awards Prior to Vesting
✓	Negative Discretion: The Compensation Committee has the right to exercise negative discretion over executive incentive plan payments.	☒	No Executive Officer Employment Contracts

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COMPENSATION-SETTING PROCESS

The Compensation Committee oversees our executive compensation program. In designing and implementing the various components of our 2023 executive compensation program, the Compensation Committee considered market and industry practices and trends and input from the Compensation Committee’s independent compensation consultant and management, as well as the impact of our compensation program on our financial results. While the Compensation Committee considers all factors in its deliberations, it places no formal weighting on any one factor.

The Compensation Committee retained Compensia, a national compensation consulting firm, to assist it in the determination of the key elements of our executive compensation program. See discussion in the “Setting Executive Compensation” section below for a discussion regarding the 2023 compensation peer group. Compensia provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers in similar organizations. Compensia also advised on, among other things, structuring our various compensation programs and understanding competitive levels of base salary, annual performance-based cash incentive compensation and other long-term incentive compensation payable to our executive officers. Compensia reports to and is accountable to the Compensation Committee and may not conduct any other work for us without the authorization of the Compensation Committee. Compensia did not provide any services to us in 2023 beyond its engagement as an advisor to the Compensation Committee on executive and Board compensation matters. After review and consultation with Compensia, the Compensation Committee has determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia currently or during the year ended December 31, 2023. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards.

To aid the Compensation Committee in making its 2023 compensation determinations, our CEO, provided recommendations to the Compensation Committee regarding the compensation of all executive officers, excluding himself. Each NEO other than our CEO, in turn, participated in an annual performance review with our CEO to provide input about their contributions to our success for the period being assessed. The Compensation Committee gathered data on our CEO’s performance through several channels, including qualitative and quantitative assessments of the Company’s performance, discussions with other members of the management team and discussions with other members of our Board. Each Compensation Committee meeting ordinarily includes an executive session without members of our management team present.

For purposes of our annual and long-term incentive compensation programs, corporate performance goals for 2023 awards were based on the Company’s 2023 financial plan as approved by our Board. Our CEO, after discussions with the management team, then recommended a subset of these goals to the Compensation Committee as the corporate performance goals underlying our annual performance-based cash incentive plan and performance-based equity awards. We believe that the achievement of these performance goals is based on the successful efforts and contributions of our NEOs. As described below, the Compensation Committee retains the authority under our annual performance-based cash incentive plan to authorize bonus payments to our NEOs that are less than the bonus payments that would otherwise be awarded based on our achievement of the performance goals established for the plan.

Setting Executive Compensation

The Compensation Committee reviews competitive compensation practices and the financial performance of comparable companies, typically, at least annually. This analysis provides the necessary background to the Compensation Committee to ensure that compensation opportunities for our executive officers are competitive with compensation practices among comparable companies and that actual compensation paid to our executive officers is appropriately aligned with our performance in the past year.

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Compensia worked with the Compensation Committee to identify a peer group of companies to be used in the competitive assessment of 2023 compensation. The companies comprising the compensation peer group were selected because the Compensation Committee, management and Compensia believed that they are representative of the type of companies which we may compete with for executive talent. In selecting peer companies, we used a number of targeted criteria designed to reflect our business structure. Given the limited number of directly comparable companies from a business perspective, the criteria were expanded in some cases to include companies that the Compensation Committee considered to be a close fit in terms of business focus and/or with which we might compete for executive talent. As a result, some companies may not satisfy all of the selection criteria. Our compensation peer group is based on the following criteria:

•
Industry: Companies in the media, semiconductor, audio and imaging technology, IP licensing, software and other technology sectors.
•
Revenue: Companies with revenue that were 0.3x to 3.0x our annual revenue.
•
Market Capitalization: Companies with market capitalizations that reflect the differences in our business model as an IP and technology licensing company, which would not be accurately reflected if we selected peer companies based solely on annual revenue. We selected companies with a market capitalization that was generally within a range of 0.25x to 4.0x our market capitalization.
•
Geography Location: Companies based in the U.S. with an emphasis on firms headquartered in the San Francisco Bay Area.

2023 COMPENSATION PEER GROUP
• Cass Information Systems • CEVA • Consensus Cloud Solutions • Dolby Laboratories • Every Holdings • EVERTEC • Gogo • InterDigital • Mitek Systems	• Open Lending • Progress Software • PubMatic • Rambus • Semtech • TechTarget • Thryv Holdings • Universal Display • Verra Mobility

Although we maintain the compensation peer group for executive compensation and performance reference purposes, the peer group compensation data is limited to publicly available information and therefore does not necessarily provide comparisons for all executive officers. In contrast, broad executive compensation survey data has the advantage of including data on executive positions beyond what is available in public filings, but may not be specific to the selected companies in the peer group. In light of this, the Compensation Committee also reviewed data from the Radford Executive Survey, filtered to public companies in the U.S. primarily from technology industries with revenues between $100 million and $1.5 billion for our NEOs (other than our CEO and CFO). With respect to the survey data presented to the Compensation Committee, the identities of the 219 individual companies included in the specified survey cut were not provided to the Compensation Committee, and the Compensation Committee did not refer to individual compensation information for such companies.

We believe that by utilizing both publicly available peer group data and the survey data from the published surveys in which we participate, we are able to develop the best set of robust competitive data reasonably available for use in making compensation decisions. The Compensation Committee, when making compensation adjustments for our NEOs, reviews the publicly available peer group data and the survey data to ensure that, following any compensation adjustment, the total compensation of NEOs falls within the Company’s guidelines.

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Based on the objectives outlined above, the Compensation Committee strives to set target total direct compensation opportunities at competitive levels for the markets in which we compete for executive talent and that are appropriate for the skills, experience and performance of each individual. However, the Compensation Committee does not establish compensation levels based solely on benchmarking. The Compensation Committee also relies on the judgment of its members in making compensation decisions regarding base salaries, target annual cash incentive opportunities and long-term equity incentive awards after reviewing our performance and carefully evaluating each NEO’s performance during the year, leadership qualities, business responsibilities, tenure with the Company, current compensation arrangements and long-term potential to enhance stockholder value. The Compensation Committee does not guarantee that any NEO will receive a specific market-derived compensation level.

In addition, the Compensation Committee has taken the approach of determining the mix of compensation elements, such as base salary, target annual cash incentive opportunities and equity awards, on an individual basis. The Compensation Committee allocates target total direct compensation between cash and equity compensation based on a number of objective and subjective factors, including competitive practices among the comparable companies, the role and responsibilities of the individual executive officer, and the nature of the behaviors the incentives are intended to motivate. The Compensation Committee’s philosophy is to balance compensation between long-term and short-term compensation, cash and non-cash compensation, and to take into account the roles and responsibilities of the individual executive officer.

Impact of 2023 “Say-on-Pay” Vote

We held our most recent “say-on-pay” vote in 2023 and over 94% of the votes cast on such proposal were voted in favor of the compensation of our NEOs. The Compensation Committee will continue to take into account future stockholder advisory votes on named executive officer compensation and other relevant market developments affecting executive officer compensation in order to determine whether any subsequent changes to our executive compensation program and policies are warranted to reflect stockholder concerns or to address market developments.

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EXECUTIVE COMPENSATION COMPONENTS

The graphic below includes the components of the NEOs’ 2023 target total direct compensation.

PSUs
RSUs
Performance Based Cash Incentives
Base Salary
Other
• Performance-based equity, not guaranteed
• To tie the interest of executives to the interest of our shareholders
• To retain and reward executive talent
• To drive achievement of key business results
• To recognize individual contributions
• Performance-based awards, not guaranteed
• To attract and retain executive talent
• Fixed base of compensation
• Benefits, 401K

Base Salary

The base salary for each executive officer, including each NEO, is initially established through negotiation at the time the individual is hired or promoted into such role, taking into account the Company’s needs, the executive’s qualifications, experience, an analysis of competitive market data, overall compensation arrangements, internal equity and relevant survey data. In determining whether to make subsequent adjustments to the base salaries of our executive officers, the Compensation Committee reviews information regarding compensation paid to individuals holding comparable positions at our peer group companies, as well as relevant market data from the applicable Radford Executive Compensation survey. In addition, the Compensation Committee determines whether to approve increases to our executive officers’ base salaries based upon the Company’s performance, their individual performance in accomplishing functional or team goals, changes in duties and responsibilities and the recommendations of our CEO (except with respect to his own base salary). No formulaic or guaranteed base salary increases are provided to our NEOs. In 2023, the Compensation Committee did not set the various components of executive compensation at a certain target percentiles within our compensation peer group. The base salary of each executive officer for 2023 is generally competitive with the peer and survey salary data reviewed by the Compensation Committee.

The actual base salaries paid to our NEOs during 2023 are set forth in the “2023 Summary Compensation Table.”

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Annual Performance-Based Cash Incentive Plan

Our executive officers, including our NEOs, are eligible to receive an annual performance-based cash incentive bonus, which we refer to as our MBO Plan. The target and maximum annual cash incentive opportunities for our NEOs participating expressed as a percentage of base salary, were as follows:

Named Executive Officer	Target	Maximum
Paul E. Davis	100%	200%
Keith A. Jones	75%	150%
Kevin Tanji	60%	120%
Dr. Mark Kokes	60%	120%
Dana Escobar	55%	110%

Participants may receive a smaller award (or no award) if we do not achieve a target level of performance and a larger award (capped at a level that provides our executive officers an opportunity to earn larger awards by exceeding performance objectives based on the multiplier discussed below) if we exceed the target level of performance. Payments of above-target bonuses may be made in the Compensation Committee’s discretion, only if we exceed our corporate financial objectives.

Performance Goals

Bonuses paid to our NEOs under our 2023 MBO Plan were based on our achievement of specific pre-established corporate performance goals and upon an evaluation of the individual executive officer’s performance for their efforts tied to such goals for the year. The corporate performance goals for 2023 were a combination of financial goals (related to revenue and Non-GAAP operating margin) and strategic and business goals that are all directly supportive of our short-term and long-term strategic plans. The weighted goal categories for 2023 for each NEO are set forth below:

	Financial Goals		Strategic and Business Goals
NEO Participants	Revenue(1)	Non-GAAP Operating Margin(2)
Paul E. Davis	50%	30%	20%
Keith A. Jones	50%	30%	20%
Kevin Tanji	50%	30%	20%
Dr. Mark Kokes	50%	30%	20%
Dana Escobar	50%	30%	20%

(1) The revenue goal was based on achieving the midpoint of our revenue guidance for the Company. For more information on the revenue goal of the 2023 MBO Plan, see the sections entitled “2023 Revenue Goal and Achievement” below.

(2) We define Non-GAAP operating margin as GAAP operating margin adjusted for one-time or ongoing non-cash acquired intangibles amortization charges, costs related to actual or planned business combinations including transaction fees, integration costs, severance, facility closures, and retention bonuses, separation costs, all forms of stock-based compensation, loss on debt extinguishment, expensed debt refinancing costs, impairment of intangible assets, impact of certain foreign currency adjustments, discontinued operations and related tax effects.

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2023 Revenue Goal and Achievement

Set forth below is the Company’s revenue goal (with linear interpolation), as well as the Company’s actual results for such goal, for purposes of the 2023 MBO Plan.

Revenue Goal
0% Payout	Target (100% Payout)	Maximum (200% payout)	Achievement(1)
Less than $365 million in total revenue	$405 million in total revenue	$445 million in total revenue	59.5% achieved with $388.8 million in total revenue

(1) The Compensation Committee approved 59.5% achievement of the Company’s revenue goal based on linear interpolation between 0% at $365 million and 100% at $405 million.

2023 Non-GAAP Operating Margin Goal and Achievement

Set forth below is the Company’s operating margin goal (with linear interpolation between achievement levels, as well as the Company’s actual results for such goal, for purposes of the 2023 MBO Plan.

Non-GAAP Operating Margin Goal
0% Payout	Target (100% Payout)	Maximum (200% Payout)	Achievement
Non-GAAP Operating Margin below 60%	Non-GAAP Operating Margin at or above 65%	Non-GAAP Operating Margin at or above 70%	141.3% achieved with 67.1% Non-GAAP Operating Margin

2023 Strategic and Business Goals and Achievement

Set forth below are the strategic and business goals for purposes of the 2023 MBO Plan. The evaluation of each NEO’s individual performance under the 2023 MBO Plan was based on an evaluation of the individual officer’s efforts tied to these goals.

Strategic and Business Goals
Target	Outcome
Strategic business development	Developed strategies and plans to expand into new markets with new customers
Key Executive roles filled	Strengthened our executive team with addition of Chief People Officer, Chief Intellectual Property Officer and Chief Corporate Development Officer
Patent portfolio growth	Patent portfolio growth over 11% and record number of new original patent filings

2023 Annual Performance-based Cash Incentive Plan

The annual performance-based cash incentive bonuses under the 2023 MBO Plan paid to our NEOs were calculated as follows:

	Financial Goals
Named Executive Officer	Revenue	Non-GAAP Operating Margin	Strategic and Business Goals	MBO Multiplier (A)	Bonus Target $ (B)	Bonus Achieved (C = A * B)
Paul E. Davis	29.7% (of 50%)	42.4% (of 30%)	20.0% (of 20%)	0.9210	$625,000	$575,625
Keith A. Jones	29.7% (of 50%)	42.4% (of 30%)	20.0% (of 20%)	0.9210	$311,250	$286,661
Kevin Tanji	29.7% (of 50%)	42.4% (of 30%)	20.0% (of 20%)	0.9210	$240,000	$221,040
Dr. Mark Kokes	29.7% (of 50%)	42.4% (of 30%)	16.3% (of 20%)	0.8842	$249,000	$220,156
Dana Escobar	29.7% (of 50%)	42.4% (of 30%)	20.0% (of 20%)	0.9210	$206,250	$189,956

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Long-Term Compensation

Our long-term equity incentive compensation program is intended to provide our executive officers, including our NEOs, with opportunities to participate in the appreciation of our stock price and to create equity award value that will provide a financial incentive for our executive officers to remain with and work for the continued success of the Company.

Our long-term equity incentive award program is generally comprised of two equity award vehicles, although the mix of such awards granted by the Compensation Committee to our NEOs may vary from year to year based on the Compensation Committee’s determinations regarding the appropriate incentives for such year:

•
RSU Awards: RSUs are granted to our NEOs. These awards vest annually over four years and increase or decrease in value just as a traded share of common stock will, aligning our executive officers’ interests with stockholders’ interests.
•
PSU Awards: PSUs are granted to our NEOs. These awards are earned only upon the achievement of certain strategic pre-established milestones and / or specific annual financial goals and are intended to align a significant portion of our executive officers’ compensation to Company performance.

2023 Equity Awards

The Compensation Committee determined that the annual equity awards granted to our NEOs in 2023 should consist of time-vesting RSU awards and PSU awards as set forth in the table below. The Compensation Committee determined that these two types of equity awards provided the appropriate balance of long-term incentives for our executive officers in 2023.

In setting the mix of the two types of equity awards for 2023, the Compensation Committee determined that a substantial portion of the equity awards should consist of awards that vest based on our performance, in the form of stock price appreciation and long-term revenue performance. Accordingly, the Compensation Committee structured performance-based awards to account for 60% of our CEO’s annual equity awards and 50% of all other NEOs’ annual equity awards.

Target award values were established based on an analysis of competitive market data, individual performance and criticality and the retention value of existing equity awards. The Compensation Committee believes that the award values, combined with its mix of equity compensation vehicles, reflects our commitment to pay for performance, with resulting compensation above the median of our peers for performance that exceeds target goals and compensation below the median of our peers if our performance goals are not achieved.

The Compensation Committee approved a total target dollar value for each NEO’s annual equity awards, which we refer to as the grant date target value. These grant date target values are based on the analysis of competitive market data and other factors described above, and the allocation of such value to each of the two forms of equity awards is a 60%/40% mix of PSUs and RSUs for our CEO and a 50%/50% mix of PSUs and RSUs for all other NEOs. The actual number of PSUs and RSUs granted on March 1, 2023 was calculated using the 90-day average stock price preceding the grant date (dividing the applicable grant date target value by such stock price average to arrive at the target number of PSUs and the number of RSUs).

The following awards were granted in 2023 to our NEOs:

Executive Officer	RSUs	PSUs
Paul E. Davis	148,574	222,861
Keith A. Jones(1)	55,530	185,904
Kevin Tanji	69,644	69,644
Dr. Mark Kokes	69,644	69,644
Dana Escobar	44,108	44,108

(1) The equity awards to Keith A. Jones includes PSUs tied to his new hire offer in 2022, which was delayed in order to establish PSU goals post-Separation and in conjunction with all other executive officer awards.

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2023 PSU Award Vesting Criteria

The 2023 PSU awards were structured to be based entirely on a three-year performance period and are eligible to be earned and vest on a “cliff basis”, if at all, on the third anniversary of the grant date based upon the achievement of a three-year stock price appreciation target along with a relative TSR modifier and long-term revenue performance, with each being weighted 50%, as reflected below. the Compensation Committee carefully set the PSU award performance goals to be rigorous and ultimately to align management and our stockholders’ interests. The target was set at a level the Compensation Committee determined to be competitively challenging, with the maximum metric requiring a higher level of performance. Further, the earning and vesting of the performance awards is conditioned upon the recipient remaining employed with the Company through the vesting date.

The Compensation Committee structured the stock appreciation goal, TSR modifier and revenue target to be based on a three-year measurement period, to enhance the long-term nature of the award and therefore incentivize sustained stock price performance, distinguish long-term incentive award and short-term incentive award goals and further align the interests of our executive officers with our long-term stockholder interests.

The range of threshold, target and maximum levels (with linear interpolation between levels) for the three-year stock price performance and resulting vesting are as follows:

Stock Price Hurdle	Payout (% Of Target)	Required % Increase
<$13.46	0%	<25%
$13.46	50%	25%
$14.54	100%	35%
$18.31	200%	70%

The stock price appreciation targets are based on the appreciation of our 90-day average stock price preceding the date of grant, which was $10.77 per share. The performance metric is based on the highest 30-day average price in the last six months of the three-year performance period.

The relative TSR assessment uses the Russell 2000 Index as the benchmark and it will be calculated over the same three-year performance period and will adjust the final payout by +/-20%. The relative TSR performance is to be determined using our 90-trading-day average stock price prior to both the beginning and the ending of the performance period. Any payout will be limited to 100% if our absolute TSR is negative.

Payout modifier levels range from 80% to 120% (with linear interpolation) for our relative TSR percentile rank ranging from the 25th to the 75th percentiles as summarized in the following table.

Russell 2000 Percentile Ranking	TSR Modifier
≥ 75th	120%	Linear
50th	100%	interpolation
≤ 25th	80%	between points

The range of threshold, target, and maximum levels (with linear interpolation) for the three-year long-term revenue performance and resulting vesting are as follows:

Revenue	Payout (% Of Target)	Required CAGR % Increase
<$418M	0%	<3%
$418M	50%	3%
$455M	100%	6%
$495M	200%	9%

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At the end of the performance period, the Compensation Committee will determine the level of achievement of revenue performance and the stock price appreciation as well as the relative TSR achievement for the three-year performance period and then apply the resulting vesting factor to the award amount to determine the total amount that will be considered earned and vested. Depending on the level of achievement, no shares will be issuable if performance is below the threshold performance level and twice the number of target number of shares will be issuable if the maximum performance level is achieved.

Shares will vest upon the Compensation Committee’s certification of our revenue and stock price performance and relative TSR at the end of the performance period subject to each participant’s continued employment or consulting relationship with the Company through the end of the performance period.

2020 PSU – Forfeited

The 2020 PSU awards granted on July 28, 2020 were based entirely on a three-year performance period and were eligible to vest on a cliff basis, if at all, on July 28, 2023 based upon the achievement of a three-year stock price appreciation target along with a relative TSR modifier. The target was set at a level the Compensation Committee determined to be competitively challenging. On July 26, 2023, the Compensation Committee certified the level of achievement of the 2020 PSU awards and determined that no shares were issuable in respect of the 2020 PSU awards, and the 2020 PSU awards were forfeited.

Other Compensation

Employee Benefits

We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate in the U.S., including our NEOs. The 401(k) Plan permits eligible employees to defer up to the maximum dollar amount allowed by law. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We currently make discretionary matching contributions to the 401(k) Plan up to a maximum of 3% of the participant’s eligible annual compensation and subject to certain other limits. Employer contributions to the 401(k) Plan are vested at 100%.

In addition, our executive officers, including our NEOs, are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers.

Perquisites and Other Personal Benefits

Our executive officers, including our NEOs, are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers. Executive officers have access to an elective annual executive physical. Other than as described in this section, we generally do not provide any special perquisites to our executive officers that are not available to all of our employees.

POST-EMPLOYMENT COMPENSATION ARRANGEMENTS

Consistent with our practice before the Separation, we have entered into change in control severance agreements with our executive officers, including our NEOs, to provide appropriate post-employment compensation arrangements in the event of certain terminations of employment, including in connection with a change in control of the Company. The Compensation Committee believes these types of agreements are essential in order to attract and retain qualified executive officers and promote stability and continuity in our senior management team. We believe that the stability and continuity provided by these agreements are in the best interests of our stockholders. For details, including an estimate of the amounts payable to our NEOs under their change in control severance agreements see “Termination of Employment Arrangements and Change in Control Arrangements” below.

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OTHER COMPENSATION RELATED POLICIES

Stock Ownership Guidelines

We maintain stock ownership guidelines that apply to our (a) CEO, each other executive officer of the Company within the meaning of Exchange Act Rule 16a-1(f) and each other employee who reports directly to our CEO (each, an “Executive”) and (b) all non-employee members of the Board (each, a “Non-Employee Director”). Subject to a five-year grace period from the time he or she becomes an Executive, each Executive will be expected to own shares of our common stock with a market value equal to the following amounts for as long as he or she remains an Executive:

Title	Ownership Threshold
Chief Executive Officer	Three times (3x) base salary
Other Executives	One times (1x) base salary

Subject to a three-year grace period from the time he or she joins the Board, each Non-Employee Director will be expected to own shares of our common stock with a market value equal to three times (3x) the value of the Non-Employee Director’s annual cash retainer (excluding any annual cash retainer for committee membership or chairmanship) for as long as he or she remains a Non-Employee Director. As of December 31, 2023, all Executives (including our CEO) and Non-Employee Directors were in compliance with the stock ownership guidelines or had additional time within which to come into compliance with such guidelines. Unvested PSUs for which actual Company performance has not been certified do not count towards meeting our stock ownership guidelines, whereas unvested RSUs are counted for these purposes.

Insider Trading Policy

Our insider trading policy prohibits directors, executive officers, employees (including full-time employees and part-time employees), temporary workers and consultants of the Company, all persons living in their households and any other person or entity whose securities trading decisions are influenced or controlled by any of the foregoing from trading any type of security, whether issued by the Company or other companies with which we do business, while aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. In addition, we restrict trading by our directors and executive officers, as well as other categories of employees who may be expected in the ordinary course of performing their duties to have access to material non-public information, to specified quarterly trading windows. The Company also reserves the right to enforce a blackout period, and, in its sole discretion, as a result of a major transaction or a significant event which would constitute material nonpublic information. Furthermore, our insider trading policy requires that certain specified individuals meet with representatives of our legal department to confirm that they are not in possession of material non-public information prior to trading any security of the Company during open window periods. Our insider trading policy also prohibits directors, executive officers, employees and all persons living in their households from purchasing Company stock on margin, pledging Company stock to secure margin or other loans, “short selling” Company stock or buying or selling put or call options on Company stock, or entering into other derivative contracts or hedging contracts arrangements.

Compensation Recovery (“Clawback”) Policy

Effective as of October 24, 2023, we adopted our Amended and Restated Compensation Recovery Policy (the “Compensation Recovery Policy”) regarding accounting restatements in connection with Exchange Act Rule 10D-1 and corresponding Nasdaq listing standards. The Compensation Recovery Policy generally requires recoupment of erroneously awarded incentive-based compensation (including any compensation granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure) received by current and former executive officers (as defined in Exchange Act Rule 10D-1), including our NEOs, during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under U.S. federal securities laws.

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The Compensation Recovery Policy also applies to incentive-based compensation received during the applicable recovery period by such other key employees of the Company who may from time to time be determined to be deemed subject to the policy by the Compensation Committee (or such other body authorized to administer the policy from time to time).

Derivatives Trading and Hedging Policy

Our insider trading policy prohibits the pledging, trading of derivatives or the hedging of our equity securities by our employees, including our executive officers, and directors. Specifically, they may not, at any time:

•
trade in any puts, calls or other derivative products involving company securities;
•
engage in any hedging transactions involving the Company’s securities; or
•
hold company securities in a margin account or pledge company securities as collateral for a loan.

Risk Assessment

In March 2023, management of the Company assessed its compensation policies and programs for all employees for purposes of determining the relationship of such policies and programs and the enterprise risks faced by the Company and presented its assessment to the Compensation Committee. Based on its assessment, management recommended, and the Compensation Committee concluded, that none of our compensation policies or programs create risks that are reasonably likely to have a material adverse effect on the Company. In connection with their review, the management and the Compensation Committee noted certain key attributes of its compensation programs and policies that help to reduce the likelihood of excessive risk taking, which also apply to our executive compensation program, including:

•
The program design provides a balanced mix of cash and equity compensation, fixed and variable compensation and annual and long-term incentives.
•
Corporate performance objectives are designed to be consistent with the Company’s overall business plan and strategy, as approved by the Board.
•
Executive compensation is weighted more towards long-term equity compensation with the intention to discourage short-term risk taking.
•
The determination of executive incentive awards is based on a review of a variety of indicators of performance, including both financial and non-financial goals, reducing the risk associated with any single indicator of performance.
•
Incentive payments are capped at no more than 200% of target, which provides our executive officers an opportunity to earn larger awards by exceeding performance objectives, but that does not create excessive risk by providing unlimited upside opportunities.
•
The Company’s equity awards generally vest over four-year periods or based upon the achievement of performance objectives over a period of three years. The multi-year vesting periods encourage focus on sustained earnings and mitigates risk taking in any one year. The Compensation Committee has the right to exercise negative discretion over executive annual cash incentive plan payments.

Tax and Accounting Considerations

Deduction Limitation

Section 162(m) of the Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1 million paid to its “covered employees” which generally includes all NEOs. While the Compensation Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program as it deems appropriate, the Compensation Committee retains the discretion to approve compensation that exceeds deductibility limits if it determines that doing so is in the best interests of the Company and our stockholders.

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Accounting Treatment

We account for stock-based awards to our employees under the rules of FASB ASC Topic 718, which requires us to record the compensation expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Termination of Employment Arrangements and Change in Control Arrangements

The Company provides for certain severance payments and benefits if an executive officer’s employment is involuntarily or constructively terminated. In addition, the Company provides enhanced severance payments and benefits if such a termination of employment occurs in connection with a change in control of the Company. Such severance payments and benefits are designed to alleviate the financial impact of an involuntary termination of employment through salary, bonus and health benefit continuation and with the intent of providing for a stable work environment. The Company believes that reasonable severance payments and benefits for those NEOs with whom we have entered into severance agreements are important because it may be difficult for these NEOs to find comparable employment within a short period of time following certain qualifying terminations of employment. The Company also believes these payments and benefits are a means of reinforcing and encouraging the continued attention and dedication of key executive officers of the Company to their duties of employment without personal distraction or a conflict of interest in circumstances which could arise from the occurrence of a change in control of the Company. We believe that the interests of stockholders will be best served if the interests of our executive officers are aligned with them, and providing change in control payments and benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our stockholders.

The Company extends change in control payments and benefits because they are essential to help the Company fulfill its objectives of attracting and retaining key managerial talent. These arrangements are intended to be competitive within our industry and company size and are necessary to attract highly qualified individuals and encourage them to remain employed with the Company. In making the decision to extend the payment and benefits, the Compensation Committee relied on data prepared by its independent compensation consultant that the programs are representative of market practice, both in terms of design and cost.

Amended and Restated Change in Control Severance Agreement with Mr. Davis

On February 9, 2023, we entered into an amended and restated change in control severance agreement with Mr. Davis, our CEO (the “CEO Severance Agreement”).

The CEO Severance Agreement has an initial term of three years, plus reoccurring one-year automatic renewals. The then-effective term of the CEO Severance Agreement will automatically be extended for 12 months following a change in control of the Company if the term would otherwise have expired during such period.

The CEO Severance Agreement provides that, if Mr. Davis’ employment is terminated by the Company without “cause” or if he resigns for “good reason”, in each case, more than three months prior to a change in control or more than 12 months following a change in control, Mr. Davis will be entitled to receive the following payments and benefits:

•
Fully earned but unpaid base salary, reimbursement of business expenses incurred prior to the date of termination and accrued obligations in respect of all other benefits (collectively, the “Accrued Obligations”);
•
Lump sum cash payment in an amount equal to 150% of the sum of (i) annual base salary, plus (ii) target annual cash incentive opportunity for the fiscal year in which the date of termination occurs prorated based on the number of days elapsed as of the date of termination for the fiscal year in which the date of termination occurs;
•
Continuation of health benefits for a period of up to 18 months following the date of termination; and

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•
Immediate acceleration of vesting, as of the date of termination, of outstanding equity awards scheduled to vest (or whose performance period ends) within 12 months following the date of termination (with any performance-based awards vesting at target, except to the extent alternative acceleration is specifically provided for pursuant to the award documents).

If Mr. Davis’ employment is terminated by the Company without “cause” or if he resigns for “good reason”, in each case, within three months prior to a change in control or within twelve months following a change in control, the CEO Severance Agreement provides that Mr. Davis will be entitled to receive the following payments and benefits:

•
The Accrued Obligations;
•
Lump sum cash payment in an amount equal to 200% of the sum of (i) annual base salary, plus (ii) target annual cash incentive opportunity for the fiscal year in which the date of termination occurs;
•
Continuation of health benefits for a period of up to 24 months following the date of termination; and
•
Immediate acceleration of vesting, as of the later of the date of termination or the date of such change in control, of all outstanding equity awards (with any performance-based awards vesting at target, except to the extent alternative acceleration is specifically provided for pursuant to the award documents).

The severance payments and benefits (other than the Accrued Obligations) are subject to Mr. Davis’ execution of a general release of claims in favor of the Company and continued compliance with the confidentiality and proprietary rights covenant set forth in the CEO Severance Agreement.

Severance Agreements with the Other Named Executive Officers

On February 9, 2023 the Company entered into severance agreements with each of (i) Keith A. Jones, the Company’s Chief Financial Officer; (ii) Dr. Mark Kokes, the Company’s Chief Licensing Officer & General Manager, Media; (iii) Kevin Tanji, the Company’s Chief Legal Officer and Corporate Secretary; and (iv) Dana Escobar, the Company’s Chief Licensing Officer & General Manager, Semiconductor (collectively, the “NEO Severance Agreements”).

Each of the NEO Severance Agreements has an initial term of three years, plus reoccurring one-year automatic renewals. The then-effective term of the NEO Severance Agreements will automatically be extended for 12 months following a change in control of the Company if the term would otherwise have expired during such period.

Each of the NEO Severance Agreements provide that, if the executive officer’s employment is terminated by the Company without “cause” more than three months prior to a change in control or more than 12 months following a change in control, the executive officer will be entitled to receive the following payments and benefits:

•
The Accrued Obligations;
•
Lump sum cash payment in an amount equal to 100% of the sum of (i) annual base salary, plus (ii) target annual cash incentive opportunity for the fiscal year in which the date of termination occurs prorated based on the number of days elapsed as of the date of termination for the fiscal year in which the date of termination occurs; and
•
Continuation of health benefits for a period of up to 12 months following the date of termination.

If the executive officer’s employment is terminated by the Company without “cause” or if the executive officer resigns for “good reason”, in each case, within three months prior to a change in control or within 12 months following a change in control, each NEO Severance Agreement provides that the executive officer will be entitled to receive the following payments and benefits:

•
The Accrued Obligations;
•
Lump sum cash payment in an amount equal to 100% of the sum of (i) annual base salary, plus (ii) target annual cash incentive opportunity for the fiscal year in which the date of termination occurs;
•
Continuation of health benefits for a period of up to 12 months following the date of termination; and

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•
Immediate acceleration of vesting, as of the later of the date of termination or the date of such change in control, of all outstanding equity awards (with any performance-based awards vesting at target, except to the extent alternative acceleration is specifically provided for pursuant to the award documents).

The severance payments and benefits (other than the Accrued Obligations) are subject to the respective executive officer’s execution of a general release of claims in favor of the Company and continued compliance with the confidentiality and proprietary rights covenant set forth in the NEO Severance Agreement.

Defined Terms Related to CEO Severance Agreement and NEO Severance Agreement

For purposes of the severance agreements, “cause” means, generally, an executive officer’s gross negligence or willful misconduct in the performance of his duties, the executive officer’s willful and habitual neglect of or failure to perform his duties, the executive officer’s commission of any material act of fraud, dishonesty or financial or accounting impropriety with respect to our Company which results in a personal benefit to the executive, the executive officer’s failure to cooperate with us in any investigation or formal proceeding initiated by a governmental authority or otherwise approved by our Board or the Audit Committee of the Board, the executive officer’s conviction of or plea of guilty or nolo contendere to felony criminal conduct (other than moving vehicle violations), the executive officer’s material violation of our confidentiality and proprietary rights agreement or any similar agreement with the Company, or the executive officer’s material breach of any obligation or duty under the agreement or any written employment or other written policies of our Company.

For purposes of the severance agreements, “good reason” means, generally, a material diminution in the executive officer’s authority, duties or responsibilities, a material diminution in the executive officer’s base compensation or target bonus opportunity, unless such a reduction is imposed across-the-board to senior management, a material change in the geographic location at which the executive officer must perform his duties, or any other action that constitutes our material breach of the agreement.

For purposes of the severance agreements, “change in control” is generally defined as:

•
a merger or consolidation in which the Company is a party, or the sale of all or substantially all of the Company’s assets, in either case other than a transaction that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities; or
•
the acquisition by any person of beneficial ownership of the Company’s securities representing more than 50% of the total combined voting power of the Company.

2020 Equity Incentive Plan

We routinely grant our executive officers stock awards pursuant to our Amended 2020 Equity Incentive Plan. In the event of a change in control of the Company, if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards, the vesting of each outstanding award will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable.

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has furnished this report on executive compensation.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this proxy statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

(1)
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.
(2)
Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board, and our Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

March 27, 2024

COMPENSATION COMMITTEE TONIA O’CONNOR, CHAIR DANIEL MOLONEY PHYLLIS TURNER-BRIM

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

2023 Summary Compensation of NEOs

2023 Summary Compensation Table

The table below sets forth, for the year ended December 31, 2023, the base salary and annual cash incentive plan compensation earned by and all other compensation paid to our NEOs in 2022 and 2023.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Paul E. Davis	2023	$625,000		$—	$4,205,746	$575,625	$12,256	$5,418,627
Chief Executive Officer	2022	$507,917	(5)	$500,000	$10,119,620	$534,250	$10,500	$11,672,287
Keith A. Jones	2023	$415,000		$—	$2,834,514	$286,661	$11,681	$3,547,856
Chief Financial Officer	2022	$165,057		$100,000	$2,143,385	$117,150	$3,650	$2,529,242
Kevin Tanji	2023	$400,000		$—	$1,542,956	$221,040	$11,667	$2,175,663
Chief Legal Officer & Corporate Secretary	2022	$374,086		$—	$1,466,630	$205,152	$10,551	$2,056,419
Dr. Mark Kokes	2023	$415,000		$—	$1,542,956	$220,156	$12,063	$2,190,175
Chief Licensing Officer & General Manager, Media	2022	$384,793		$—	$666,217	$212,845	$10,567	$1,274,422
Dana Escobar	2023	$375,000		$—	$977,208	$189,956	$11,644	$1,553,808
Chief Licensing Officer & General Manager, Semiconductor	2022	$324,931		$—	$1,008,205	$310,640	$10,537	$1,654,313

(1) For 2022, the bonus payment reported in the “Bonus” column includes a cash bonus for Mr. Davis as a result of the added responsibility he assumed throughout the year and a signing-bonus for Mr. Jones.

(2) The dollar amount reported in the Stock Awards column is equal to the aggregate grant-date fair value of the RSU and PSU awards granted during each reported year, calculated in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures related to service-vesting conditions. The assumptions used in the calculation of the FASB ASC Topic 718 grant-date fair value of each such award are set forth in Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 2023, 2024. For RSU awards, the grant date fair value was determined using the closing share price of the Company’s common stock on the date of grant. The grant date fair value of PSUs awards that vest based on Company stock price appreciation and long-term revenue achievement was estimated utilizing the Monte Carlo valuation model, using the fair value of the Company’s common stock with the effect of market conditions on the date of grant, and assumes the performance goals will be attained. The grant-date fair values of the 2023 PSU awards assuming maximum attainment of the performance goals are as follow:

Grant Date Fair Value at Maximum Attainment ($)
Paul E. Davis	$5,484,614
Keith A. Jones	$4,575,097
Kevin Tanji	$1,713,939
Dr. Mark Kokes	$1,713,939
Dana Escobar	$1,085,498

(3) Represents the annual cash incentive plan compensation, which is based on the level of attainment of individual goals and corporate performance goals payable under the 2023 MBO Plan. See further details in the section entitled “Executive Compensation Components – Annual Performance-Based Cash Incentive Plan.”

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(4) For each of our NEOs, the amounts in the “All Other Compensation” column for 2023 consists of the following payments and benefits paid by the Company to or on behalf of the NEOs.

Name	401(k) Employer Match ($)	Life Insurance Premiums ($)	Other	Total ($)
Paul E. Davis	$9,900	$1,860	$496	$12,256
Keith A. Jones	$9,900	$1,781	$—	$11,681
Kevin Tanji	$9,900	$1,767	$—	$11,667
Dr. Mark Kokes	$9,900	$1,781	$382	$12,063
Dana Escobar	$9,900	$1,744	$—	$11,644

(5) For 2022, the salary for Mr. Davis reported in the “Salary” column includes an increase in his base salary to $625,000 effective on November 1, 2022 commensurate with his added responsibilities as CEO of the Company.

2023 Grants of Plan-Based Awards Table

The table below sets forth information concerning grants of plan-based awards in 2023 to our NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Paul E. Davis	3/1/2023	3/1/2023	312,500	625,000	1,250,000	111,430	222,861	445,722	148,574	$4,205,746
Keith A. Jones	3/1/2023	3/1/2023	155,625	311,250	622,500	92,952	185,904	371,808	55,530	$2,834,514
Kevin Tanji	3/1/2023	3/1/2023	120,000	240,000	480,000	34,822	69,644	139,288	69,644	$1,542,956
Dr. Mark Kokes	3/1/2023	3/1/2023	124,500	249,000	498,000	34,822	69,644	139,288	69,644	$1,542,956
Dana Escobar	3/1/2023	3/1/2023	103,125	206,250	412,500	22,054	44,108	88,216	44,108	$977,208

(1) NEOs are eligible for these awards under the Company’s 2023 MBO Plan. See further details in the “Executive Compensation Components – Annual Performance-Based Cash Incentive Plan” section of the Compensation Discussion and Analysis section above, which includes the actual bonus attainment approved by the Compensation Committee.

(2) Equity Incentive Plan Awards represents PSU awards granted to our NEOs with a three-year cliff vesting period. The goals and objectives set by the Compensation Committee for the earnout of these PSUs are described in the “Long-Term Compensation” section of the Compensation Discussion and Analysis section above. The PSU awards are subject to acceleration of vesting pursuant to agreements entered into with our NEOs as described in the “Termination of Employment Arrangements and Change in Control Arrangements” section of the Compensation Discussion and Analysis section above.

(3) Reflects RSU awards granted to our NEOs that vest as follows: 25% of the shares subject to the equity awards will vest annually, subject to the NEO’s continued service as an employee, consultant or director of the Company on the applicable vesting date. The RSU awards are subject to acceleration of vesting pursuant to agreements entered into with our NEOs as described in the “Termination of Employment Arrangements and Change in Control Arrangements” section of the Compensation Discussion and Analysis section above.

(4) The amounts reflected in this column represent the grant date fair value, measured in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures related to service-based vesting conditions, and does not reflect whether the recipient has actually realized a financial benefit from these awards. For the methodology of how the grant date fair value is calculated for the stock awards, please see Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024. For RSU awards, the grant date fair value was determined using the closing share price of the Company’s common stock on the date of grant. The grant date fair value of PSU awards that vest based on Company stock price appreciation was estimated utilizing the Monte Carlo valuation model, using the fair value of the Company’s common stock with the effect of market conditions, and assumes the performance goals will be attained at target.

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2023 Outstanding Equity Awards at Fiscal Year-End Table

The table below sets forth information concerning the number and value of unvested stock awards held by the NEOs at December 31, 2023:

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Paul E. Davis	7/28/2020	8,753	$108,450	—	$—
	3/1/2021	14,236	$176,384	28,472	$352,768
	4/29/2022	27,063	$335,311	64,593	$800,307
	6/1/2022	310,514	$3,847,268	414,019	$5,129,695
	3/1/2023	148,574	$1,840,832	222,861	$2,761,248
Keith A. Jones	8/15/2022	174,403	$2,160,853	—	$—
	3/1/2023	55,530	$688,017	185,904	$2,303,351
Kevin Tanji	9/17/2020	8,615	$106,740	—	$—
	3/9/2021	12,500	$154,875	—	$—
	3/22/2022	18,750	$232,313	—	$—
	10/19/2022	47,952	$594,125	—	$—
	3/1/2023	69,644	$862,889	69,644	$862,889
Dr. Mark Kokes	11/15/2021	24,650	$305,414	—	$—
	10/19/2022	47,952	$594,125	—	$—
	3/1/2023	69,644	$862,889	69,644	$862,889
Dana Escobar	9/15/2020	3,047	$37,752	—	$—
	3/9/2021	3,750	$46,463	—	$—
	3/22/2022	5,625	$69,694	—	$—
	5/16/2022	15,000	$185,850	—	$—
	10/19/2022	39,960	$495,104	—	$—
	3/1/2023	44,108	$546,498	44,108	$546,498

(1) Reflects RSU awards that vest as follows: 25% of the shares subject to the equity awards will vest annually, subject to the NEO’s continued service as an employee, consultant or director of the Company on the applicable vesting date. The RSU awards are subject to acceleration of vesting pursuant to agreements entered into with the respective NEO as described and referenced under the “Termination of Employment Arrangements and Change in Control Arrangements” section of the Compensation Discussion and Analysis section above.

(2) This value is based on the December 29, 2023 closing price per share of our common stock of $12.39 as reported by the Nasdaq Global Select Market and for PSU awards granted to our NEOs, at 100% of targets.

(3) Represent PSU awards granted to our NEOs with a three-year cliff vesting period. The goals and objectives set by the Compensation Committee for the earn out of these PSUs are described in the “Long-Term Compensation” section of the Compensation Discussion and Analysis section above. The PSU awards are subject to acceleration of vesting pursuant to agreements entered into with our NEOs as described in the “Termination of Employment Arrangements and Change in Control Arrangements” section of the Compensation Discussion and Analysis section above.

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2023 Option Exercises and Stock Vested Table

The table below sets forth information concerning the number of shares acquired on vesting of stock awards in 2023 and the value realized upon vesting by such NEOs. Our NEOs did not exercise any stock options during 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Paul E. Davis	138,328	$1,381,875
Keith A. Jones	58,136	$710,422
Kevin Tanji	71,612	$740,049
Dr. Mark Kokes	28,310	$238,027
Dana Escobar	25,118	$217,002

(1) Amounts realized from the vesting of stock awards are calculated by multiplying the number of shares that vested by the fair market value of a share of our common stock on the vesting date.

2023 PENSION BENEFITS

We do not offer any plans that provide for specified retirement payments and benefits other than a tax-qualified Section 401(k) plan generally available to all employees.

2023 NONQUALIFIED DEFERRED COMPENSATION

We do not offer nonqualified deferred compensation to our employees.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and footnotes describe certain potential payments that each NEO would receive upon certain terminations of employment, including a termination of employment in connection with a change in control of the Company, assuming (1) that the termination and/or change in control, if applicable, occurred on December 29, 2023, and (2) a price per share of our common stock of $12.39, which represents the closing market price of our common stock as reported by the Nasdaq Global Select Market on December 29, 2023, the last trading day of 2023. For more information on the terms of the severance agreements with our NEOs, see “Termination of Employment Arrangements and Change in Control Arrangements” in the Compensation Discussion and Analysis section above.

Name	Triggering Event	Cash Severance	Value of Stock Award Acceleration	Health Benefits	Total
Paul E. Davis	Resignation for Good Reason or Termination Other Than for Cause More Than 3 Months Prior or More Than 12 Months Following a Change in Control	$1,875,000	$2,403,811	$50,901	$4,329,712
	Resignation for Good Reason or Termination Other Than for Cause Within 3 Months Prior or Within 12 Months Following a Change in Control	$2,500,000	$15,352,263	$67,869	$17,920,132
Keith A. Jones	Termination Other Than for Cause More Than 3 Months Prior or More Than 12 Months Following a Change in Control	$726,250	$—	$45,623	$771,873
	Resignation for Good Reason or Termination Other Than for Cause Within 3 Months Prior or Within 12 Months Following a Change in Control	$726,250	$5,152,220	$45,623	$5,924,093
Kevin Tanji	Termination Other Than for Cause More Than 3 Months Prior or More Than 12 Months Following a Change in Control	$640,000	$—	$29,017	$669,017
	Resignation for Good Reason or Termination Other Than for Cause Within 3 Months Prior or Within 12 Months Following a Change in Control	$640,000	$2,813,831	$29,017	$3,482,848
Dr. Mark Kokes	Termination Other Than for Cause More Than 3 Months Prior or More Than 12 Months Following a Change in Control	$664,000	$—	$31,567	$695,567
	Resignation for Good Reason or Termination Other Than for Cause Within 3 Months Prior or Within 12 Months Following a Change in Control	$664,000	$2,625,317	$31,567	$3,320,884
Dana Escobar	Termination Other Than for Cause More Than 3 Months Prior or More Than 12 Months Following a Change in Control	$581,250	$—	$44,216	$625,466
	Resignation for Good Reason or Termination Other Than for Cause Within 3 Months Prior or Within 12 Months Following a Change in Control	$581,250	$1,927,859	$44,216	$2,553,325

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CEO PAY RATIO

Item 402(u) of Regulation S-K requires us to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of the “median compensated” employee of all our employees (other than our CEO). This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

To identify our median employee from our employee population in 2023, we compared the base pay and annual cash incentive awards of our employees as reflected in our records as of December 31, 2023. This compensation measure was consistently applied to all our employees included in the calculation. For simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during 2023 for hourly employees and actual salary paid for our remaining employees. We also annualized the compensation of any permanent employees who were hired during 2023 and were working for us on December 31, 2023. Base pay and annual cash incentive amounts for our employees outside the U.S. were converted to U.S. dollars using the average currency exchange rates for the year in each country. We determined that, as of December 31, 2023 our employee population consisted of approximately 130 individuals, with three employees outside the U.S.

The 2023 annual total compensation for the median employee was calculated at $299,600, and the annual total compensation of our CEO, Mr. Davis, was $5,418,627. Therefore, the ratio of annual total compensation of our Chief Executive Officer to our median employee for 2023 was 18 to 1.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, the following Pay Versus Performance table (the “PVP Table”) provides information about the executive compensation for our principal executive officers (“PEO”) and non-PEO NEOs for 2020, 2021, 2022 and 2023 (each a “Covered Year”). The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, there are a few important things we believe you should consider:

•
The information in columns (b) and (d) of the PVP Table comes directly from our Summary Compensation Tables, without adjustment.
•
As required pursuant to Item 402(v) of Regulation S-K, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable NEOs. However, these CAP amounts may not necessarily reflect compensation actually earned, realized or received by our NEOs for their service in the Covered Years, respectively.
•
More information on our compensation program, the relationship between pay and performance, and decisions for the 2023 performance year can be found in the Compensation Discussion and Analysis section above.

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Pay Versus Performance Table

The following table sets forth certain information regarding the compensation of our NEOs in comparison to different financial performance measures.

Pay Versus Performance
							Value of Initial Fixed $100 Investment Based on:
Year (a)	Summary Compensation Table Total for First PEO (b)(1)	Compensation Actually Paid to First PEO (c)(1) (2)	Summary Compensation Table Total for Second PEO (b)(1)	Compensation Actually Paid for Second PEO (c)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (d)(1)	Average Compensation Actually Paid for Non-PEO NEOs (e)(1)(2)	Total Shareholder Return (f)(3)	Peer Group Total Shareholder Return (g)(3)	Net Income (Loss) (h)(4)	Company- Selected Measure: Revenue (i)(5)
2023	$5,418,627	$11,257,628	N/A	N/A	$2,366,876	$3,506,499	$125	$128	$67,372,000	$388,788,000
2022	$11,672,287	$11,549,710	$9,519,644	$(5,788,968)	$3,091,638	$(66,111)	$94	$110	$(295,880,000)	$438,933,000
2021	N/A	N/A	$11,266,837	$6,106,157	$4,351,075	$2,273,331	$106	$138	$(55,457,000)	$391,212,000
2020	N/A	N/A	$10,080,391	$10,208,879	$5,321,481	$6,081,397	$117	$120	$146,762,000	$515,919,000

(1) Paul E. Davis served as our PEO in 2023 and he also served as our PEO for the last quarter of 2022, following the Separation, and is listed as the “First PEO.” Jon Kirchner served as our PEO for all of 2020, 2021, and the first three quarters of 2022, prior to Separation, and is listed as the “Second PEO.” For 2023, our non-PEO NEOs consisted of Keith A. Jones, Kevin Tanji, Dr. Mark Kokes and Dana Escobar. For 2022, our non-PEO NEOs consisted of Keith A. Jones, Kevin Tanji, Dr. Mark Kokes, Dana Escobar, Robert Andersen, Samir Armaly, and Geir Skaaden. For 2021 and 2020, our non-PEO NEOs consisted of Robert Andersen, Samir Armaly, Matt Milne, and Geir Skaaden. The total compensation for 2022 of our First PEO and post-Separation non-PEO NEOs includes initial equity award grants, sign-on bonuses and other compensation that we do not anticipate recurring in future years.

(2) The values included in columns (c) and (e) reflect the amount set forth in columns (b) and (d), respectively, for each Covered Year, with the following adjustments in accordance with Item 402(v) of Regulation S-K.

First PEO
		2020	2021	2022	2023
	Summary Compensation Table - Total Compensation (column (b))	N/A	N/A	$11,672,287	$5,418,627
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	N/A	N/A	$10,119,620	$4,205,746
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	N/A	N/A	$11,246,057	$6,127,669
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	N/A	N/A	$(1,177,348)	$3,929,284
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	N/A	N/A	$—	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	N/A	N/A	$(71,666)	$109,982
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	N/A	N/A	$—	$122,188
=	Compensation Actually Paid (column (c))			$11,549,710	$11,257,628

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Second PEO
		2020	2021	2022	2023
	Summary Compensation Table - Total Compensation (column (b))	$10,080,391	$11,266,837	$9,519,644	N/A
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$8,382,998	$9,926,690	$8,491,646	N/A
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$9,135,315	$7,039,185	$1,399,078	N/A
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$88,937	$(2,287,824)	$(8,093,722)	N/A
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—	N/A
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(712,766)	$14,649	$(122,322)	N/A
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	—	$—	N/A
=	Compensation Actually Paid (column (c))	$10,208,879	$6,106,157	$(5,788,968)	N/A

Non-PEO NEO Average
		2020	2021	2022	2023
	Summary Compensation Table - Total Compensation (column (d))	$5,321,481	$4,351,075	$3,091,638	$2,366,876
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$4,139,916	$3,560,617	$2,533,681	$1,724,409
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$4,848,196	$2,684,150	$1,062,294	$2,515,988
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$83,409	$(1,202,795)	$(777,596)	$313,275
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(31,774)	$1,518	$(565,915)	$34,768
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	—	$342,852	$—
=	Compensation Actually Paid (column (e))	$6,081,397	$2,273,331	$(66,111)	$3,506,499

(3) For each of the Covered Years, total stockholder return (“TSR”) for the Company and the Peer Group was calculated based on a deemed fixed investment of $100 for the period starting at market close on December 31, 2019. For purposes of this PVP, our selected Peer Group consists of the Russell 2000 Index, an independently prepared market capitalization weighted index. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4) Net income (loss) is presented on a consolidated basis and therefore includes net loss attributable to the product business of $0, $(434,272,000), $(123,440,000), and $(93,044,000) for the year ended December 31, 2023, the nine months ended September 30, 2022 and the years ended December 31, 2021 and 2020, respectively. Therefore, net income from continuing operations for all such periods was $67,372,000, $138,392,000, $67,983,000, and $239,806,000, respectively.

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(5) We consider TSR as our most important financial performance measures used to link compensation actually paid to our Company performance for 2023. As TSR is already required to be disclosed in the PVP Table in accordance with Item 402(v) of Regulation S-K, revenue has been selected as our Company-Selected Measure since it is included in our 2023 MBO Plan and as a metric in our PSU awards. The Company’s selected measure of revenue excludes $366,730,000, $486,484,000 and $376,101,000 of revenue attributable to the product business for the nine months ended September 30, 2022 and the years ended December 31, 2021 and 2020, respectively. The revenue attributable to the product business was a factor in measuring the Second PEO’s performance for all such periods.

Compensation Actually Paid versus Financial Performance

The following graphical comparisons provide descriptions of the relationships between certain amounts included in the PVP Table for each of the Covered Years, including: (a) a comparison between our cumulative TSR and the cumulative total TSR of the Peer Group; and (b) comparisons between (i) the compensation actually paid to each of the PEOs and the average compensation actually paid to our non-PEO NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the PVP Table, as well as net income from continuing operations outlined in footnote 4 of the PVP Table. In addition, we have included a comparison between (i) the compensation actually paid to the each of the PEOs and the average compensation actually paid to our non-PEO NEOs and (ii) net income from continuing operations, which is not required pursuant to Item 402(v) of Regulation S-K, but which we believe provides helpful additional context regarding the link between compensation actually paid to our NEOs and Company performance.

Compensation Actually Paid vs. TSR

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Compensation Actually Paid vs. Revenue

Relationship Between Pay and Performance

Due to the leverage of our executive compensation program toward long-term incentives through grants of PSU and RSU awards, CAP is most impacted by changes in our stock price over the respective performance and/or vesting period of the awards. The CD&A describes in greater detail the Compensation Committee’s emphasis on “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation.

Tabular List of Financial Performance Measures

The financial performance measures listed below are our unranked most important financial performance measures used to link PEO and non-PEO CAP to our Company performance in 2023.

•
TSR
•
Revenue
•
Non-GAAP Operating Margin

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PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

This proxy statement includes extensive disclosure regarding the compensation of our named executive officers under the headings “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers.” Section 14A of the Exchange Act, requires us to submit to our stockholders a nonbinding advisory resolution to approve the compensation of the named executive officers disclosed in this proxy statement, commonly referred to as a say-on-pay vote. When determining how often to hold a stockholder advisory vote to approve named executive officer compensation, the Board took into account the strong preference for an annual vote expressed by stockholders at the Company’s 2023 annual meeting of stockholders. Accordingly, the Board determined that we will hold an annual say-on-pay vote until the next say-on-pay frequency vote.

VOTING AND BOARD’S RECOMMENDATION

The Board has approved the submission of the following resolution to our Company’s stockholders for approval at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the 2024 Proxy Statement pursuant to Item 402 of Regulation S-K, including the disclosure under the headings ’Compensation Discussion and Analysis’ and ‘Compensation of Named Executive Officers,’ is hereby approved.”

As described more fully in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program is designed to attract, motivate and retain talented executives that will drive the Company’s financial, operational and strategic objectives while creating long-term stockholder value. The compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary, annual performance-based cash incentives, and long-term incentives delivered in the form of equity awards that are earned over a multi-year period. Base salary is intended to provide a baseline level of compensation for our named executive officers. The remaining types of compensation, which in the aggregate represent the majority of our named executive officers’ target total direct compensation opportunities, tie compensation directly to the achievement of corporate and individual performance objectives, increases in our stock price, or both.

The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the proposal is required to approve the compensation of the named executive officers as disclosed in this proxy statement.

The stockholder vote to approve NEO compensation is an advisory vote only, and it is not binding on the Company, the Board, or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions for our executive officers. Abstentions have the same effect as negative votes on this proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

The Board recommends a vote “FOR” approval of the foregoing resolution.

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PROPOSAL 3 — APPROVAL OF AN AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

Introduction

Our stockholders are being asked to approve an amendment and restatement of our 2020 Equity Incentive Plan (the “2020 Plan”). The proposed amendment and restatement would (i) increase the number of shares of our common stock for future issuance to officers, employees, non-employee directors and consultants in our employ or service or the employ or service of our affiliates by 8,900,000 shares and (ii) remove the “fungible share ratio” (as further described below) for future awards, such that all equity awards granted on or after May 9, 2024 will count on a one-to-one basis against the number of shares authorized for issuance under the 2020 Plan and (iii) incorporate certain other technical revisions in response to changes in the law and other clarifying changes. Our Board approved the amendment and restatement of the 2020 Plan on March 22, 2024, subject to stockholder approval.

We depend on the performance and commitment of our employees to succeed. The use of equity-based long-term incentives assists us in attracting, retaining, motivating and rewarding talented employees. Providing equity awards creates long-term participation in our Company and aligns the interests of our employees with the interests of our stockholders. We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes. However, the current share reserve under the 2020 Plan is insufficient to cover equity award grants for 2024 to our employees or to meet our future needs with respect to attracting, motivating and retaining key executives and employees in a competitive market for talent.

Shares Reserved under the 2020 Plan

As of March 13, 2024, a total of 16,800,000 shares of our common stock were reserved under the 2020 Plan, the aggregate number of shares of common stock subject to outstanding awards under the 2020 Plan was 6,347,504 and a total of 924,781 shares of common stock remained available under the 2020 Plan for future issuance. The Compensation Committee has, subject to stockholder approval of this proposal, approved grants of RSU and PSU awards to the Company’s senior leadership team (including our NEOs) that are in excess of the shares remaining available under the 2020 Plan for future issuance. In addition, the Compensation Committee has approved a pool of shares for the annual grants to non-executive employees, a portion of which are to be granted under the 2020 Plan subject to stockholder approval of this proposal. The awards to the senior leadership team and the pool for non-executive employees are described under the “New Plan Benefits” section below. These contingent awards to the senior leadership team and the non-executive employee pool of shares under the 2020 Plan are not reflected in the preceding numbers. If this proposal is not approved, the contingent senior leadership team grants will not become effective and no awards intended to be granted under the 2020 Plan based on the non-executive employee pool will be made. In that case we may be unable to continue to offer competitive equity packages to attract and retain employees and we may have to increase cash compensation to recruit, retain and motivate our employees and non-employee members of the Board, thereby reducing resources available to meet our business needs.

On June 1, 2020, in connection with the merger of the Company with TiVo Corporation, the Company assumed all then-outstanding stock options, awards, and shares available and reserved for issuance under all legacy Equity Incentive Plans of TiVo Corporation. We have not issued any awards under these plans since the 2020 Plan was amended in 2022, and we have determined that we will not issue any shares under these plans in the future. Therefore, the Amended and Restated 2020 Plan will be the only equity plan under which we grant equity awards to individuals in the service of our current business model.

If our stockholders approve the amendment and restatement of the 2020 Plan, a total of 25,700,000 shares will be reserved for issuance under the 2020 Plan, consisting of the initial share reserve of 16,800,000 shares under the 2020 Plan and the new share increase of 8,900,000 shares.

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All of the foregoing share numbers may be further adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments Upon Changes in Capitalization.”

The amendment and restatement of the 2020 Plan is being submitted for stockholder approval in order for us to meet the stockholder approval requirements of Nasdaq and the requirements of Section 422 of the Code.

Determination of Number of Shares

When deciding on the number of shares to be available for awards under the 2020 Plan, the Board considered a number of factors, including the remaining number of shares available under the 2020 Plan, the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, input from shareholder advisory firms and the removal of the “fungible share ratio” described below.

Dilution Analysis

The table below presents information about the number of shares that were subject to outstanding equity awards and the shares remaining available for issuance under all our equity incentive plans, each at March 13, 2024, and the proposed increase in shares authorized for issuance under the 2020 Plan.

2020 Equity Incentive Plan
Options outstanding	—
Weighted average exercise price of outstanding options	—
Weighted average remaining term of outstanding options	—
Full Value awards outstanding (1)	6,347,504
Shares remaining available for grant under the 2020 Plan (2)	924,781
2008 Equity Incentive Plan
Options outstanding	—
Weighted average exercise price of outstanding options	$—
Weighted average remaining term of outstanding options	—
Full Value awards outstanding (3)	1,805,329
Shares remaining available for grant under the 2008 Equity Incentive Plan (4)	—
All other Equity Incentive Plans
Options outstanding	171,453
Weighted average exercise price of outstanding options	$15.20
Weighted average remaining term of outstanding options	1.97
Full Value awards outstanding	—
Shares remaining available for grant under All other Equity Incentive Plans	—
All Equity Incentive Plans
Options outstanding	171,453
Weighted average exercise price of outstanding options	15
Weighted average remaining term of outstanding options	2
Full Value awards outstanding	8,182,833
Shares remaining available for grant under All Equity Incentive Plans	924,781
Proposed increase in shares available for issuance under 2020 Plan (over existing share reserve under the 2020 Plan)	8,900,000

(1) The Full Value awards outstanding represent (a) 5,047,152 RSU awards that vest based on service and (b) 1,300,352 PSU awards, assuming target performance. PSU awards may be eligible to vest at up to 200% of the “target” award levels at “maximum” performance.

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(2) For purposes of calculating the shares that remain available for equity award grants, each stock option or stock appreciation right (which we refer to as a SAR) is treated as using one available share for each share of our common stock actually subject to the grant and each “Full Value award” is treated as using 1.5 shares for each share of our common stock delivered in settlement of such Full Value award under the current 2020 Plan. As discussed below, if the amendment and restatement of the 2020 Plan is approved, this method of share reserve counting (using a “fungible share ratio”) will not apply for future awards.

(3) The Full Value awards outstanding represent restricted stock units with time-based vesting.

(4) On June 1, 2020, in connection with the merger of the Company with TiVo Corporation, the Company assumed all then-outstanding stock options, awards, and shares available and reserved for issuance under all legacy Equity Incentive Plans of TiVo Corporation, including the TiVo Corporation 2008 Equity Incentive Plan. We have not issued any awards under these plans since the 2020 Plan was amended in 2022, and we have determined that we will not issue any shares under these plans in the future.

As of March 13, 2024, 108,452,822 shares of common stock outstanding, an aggregate total of 8,354,286 shares issuable pursuant to outstanding stock options and awards, and 924,791 shares available for future grants represents a potential dilution (often referred to as “overhang”) of approximately 7.31% of shares. If the amendment and restatement of the 2020 Plan is approved, the additional 8,900,000 shares available for issuance would increase the overhang by approximately 7.03%. The Company calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

We believe that the additional 8,900,000 of shares of Common Stock under the 2020 Plan represents a reasonable amount of potential equity dilution, which will allow us to continue granting equity awards in furtherance of our performance-based compensation practices, the Company’s objectives and the goals of our equity compensation program, while taking into account the removal of the “fungible share ratio” described below.

Burn Rate

In connection with our equity incentive program, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our stock award “burn rate” each year. Our 2023 gross burn rate, representing annual equity awards granted as a percentage of total shares outstanding, is 2.69%, as presented in the table below. If each equity award is counted as a “Full-Value” award and multiplied by the “Full-Value award multiplier” of 1.5 under the current 2020 Plan, consistent with the terms of the current 2020 Plan, the “adjusted” equity burn rate is 4.03% (as discussed below, if the amendment and restatement of the current 2020 Plan is approved, this method of share reserve counting (using a “fungible share ratio”) will not apply for future awards). This is significantly below the 5.95% gross burn rate limit that ISS applies to the 4510 (Software & Services) GICS industry group of the Russell 3000 for 2023 to which the Company belongs.

Element	2023
RSUs and PSUs Full Value Awards granted	2,885,479
Weighted Average Number of Shares of Common Stock Outstanding as of December 31	107,384,255
Burn Rate (RSUs and PSUs granted)	2.69%

The burn rate means that we used less than 2.7% of the weighted average shares outstanding for RSU and PSU awards granted in 2023 under the current 2020 Plan. The 2021 and 2022 burn rates are not presented in the table because they are not indicative of future burn rates since the historical rates included employees of SpinCo.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board has determined that the size of the increase in the share reserve under the 2020 Plan is reasonable and appropriate at this time.

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Approval of the amendment and restatement of the 2020 Plan will also eliminate the “fungible share ratio” for future awards. The current 2020 Plan utilizes a “fungible share ratio” under which each stock option or SAR is treated as using one available share for each share of our common stock actually subject to the award and each Full Value award (such as a RSU that vests based on service or a PSU award) is treated as using 1.5 shares for each share of our common stock delivered in settlement of such Full Value award under the current 2020 Plan. Given that we currently intend to issue only RSU and PSU awards (i.e., Full Value awards) under the 2020 Plan going forward, we do not believe that continuing to include a “fungible share ratio” is necessary. We have been and will continue to focus on prudently managing our annual equity usage.

Other Key Features of the 2020 Plan

The 2020 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2020 Plan that protect stockholder interests as follows:

•
No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the 2020 Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the 2020 Plan (other than adjustments in connection with certain corporate reorganizations and other events).
•
No liberal change-of-control definition. The 2020 Plan defines change of control based on the consummation of the transaction rather than the announcement or stockholder approval of the transaction.
•
No Automatic Vesting for Awards Upon Change of Control. The 2020 Plan does not have automatic accelerated vesting provisions for awards in connection with a change of control of the Company (other than in connection with the non-assumption of awards).
•
No Repricing of Awards. Without stockholder approval, the 2020 Plan prohibits the repricing, replacement or buyout of underwater options or SARs (except as permitted in a change of control of the Company or changes in capitalization and other transaction as described below).
•
Limitations on Dividend Payments on Awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.
•
Reasonable Share Counting Provisions. In general, when awards granted under the 2020 Plan are forfeited, expire or are settled in cash, or when the shares subject to a restricted stock award are forfeited by the holder or repurchased by us, the shares reserved for those awards will be returned to the share reserve and be available for future awards in an amount corresponding to the reduction in the share reserve previously made with respect to such award. However, the following shares will not be returned to the share reserve under the 2020 Plan: shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise price in connection with the exercise of an option or SAR or payment of the tax withholding obligation in connection with any award; shares purchased on the open market with the cash proceeds from the exercise of options or SARs; and shares subject to a SAR that is not issued in connection with the stock settlement of the SAR on its exercise.
•
Limitations on Grants. The maximum aggregate number of shares of our common stock that may be subject to one or more awards granted to any participant, pursuant to the 2020 Plan during any calendar year cannot exceed 1,500,000 shares. However, this number may be adjusted to take into account changes in capitalizations and certain other corporate transactions as described below. The maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards initially payable in cash will be $1,500,000. In addition, the maximum aggregate grant date fair value of awards granted under the 2020 Plan to a non-employee director as compensation for services as a non-employee director during any calendar year, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, may not exceed $750,000.
•
No “In-the-Money Option” or Stock Appreciation Right Grants. The 2020 Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

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•
Independent Administration. The Compensation Committee of our Board, which consists of two or more non-employee directors, generally will administer the 2020 Plan. Our full Board will administer the 2020 Plan with respect to awards granted to our non-employee directors. The Compensation Committee may delegate certain of its duties and authorities to a management committee for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act), or (2) have been delegated authority to grant, amend or administer awards under the 2020 Plan.

Summary of the 2020 Plan

The principal features of the 2020 Plan, as amended and restated, are summarized below, but the summary is qualified in its entirety by reference to the 2020 Plan, a copy of which is filed as Exhibit 4.01 to the Registration Statement on Form S-8 filed on June 1, 2020, as amended by the Plan Amendment to the 2020 Equity Incentive Plan, dated as of April 29, 2022, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed August 8, 2022, and the Form of Amended and Restated 2020 Plan attached to this proxy statement as Appendix A.

Purposes

The purposes of the 2020 Plan are to attract and retain the best available personnel for positions of responsibility and to provide additional incentive, that is aligned with shareholders, to our employees, directors and consultants and to promote the success of our business.

Share Reserve

Subject to adjustments described in the section titled “Adjustments Upon Changes in Capitalization”, the number of shares of our common stock that may be issued pursuant to awards granted under the current 2020 Plan shall not exceed, in the aggregate, 16,800,000 shares. This share reserve is comprised of the 8,000,000 shares initially approved for issuance under the 2020 Plan and the 8,800,000 shares increase approved by the Board on February 2, 2022, which were approved by stockholders at the 2022 Annual Meeting. Under the 2020 Plan, as of March 13, 2024, 924,781 shares remained available for issuance, no shares were subject to outstanding stock options and 6,347,504 shares were subject to outstanding RSU and PSU awards (with any PSU included at “target” levels for such purposes). These amounts do not include the RSU and PSU awards to executive officers that were approved by the Compensation Committee on February 7, 2024 and are contingent upon stockholder approval of this Proposal 3, as further described under “New Plan Benefits”. Approval of the amendment and restatement of the 2020 Plan will increase the number of shares of our common stock for future issuance by 8,900,000 shares.

Currently, for purposes of calculating the shares that remain available for grants under the 2020 Plan, the 2020 Plan includes a “fungible share ratio,” pursuant to which each stock option or SAR is treated as using one available share for each share of our common stock actually subject to the grant and each “Full Value award” is treated as using 1.5 shares for each share of our common stock delivered in settlement of such “full value award.” For purposes of the 2020 Plan, a Full Value award is an award pursuant to which shares of our common stock are issuable that is granted with a per share exercise or purchase price less than 100% of the fair market value of a share of our common stock on the date of grant. Approval of the amendment and restatement of the 2020 Plan will eliminate the “fungible share ratio” for future awards and, effective with respect to awards granted on or after May 9, 2024, each award shall reduce the number of shares available for awards under the 2020 Plan by one share for each share covered by the award; provided that each award outstanding as of May 9, 2024 (other than an option or SAR) will reduce the number of shares available for awards under the 2020 Plan by 1.5 shares for each share covered by the award.

To the extent that an award is forfeited, expires, is settled in cash, any shares subject to the award will be available for awards under the 2020 Plan in an amount corresponding to the reduction in the share reserve previously made with respect to such award. Shares subject to a restricted stock award forfeited by a participant or repurchased by us at a price not greater than the price originally paid by the participant will also again be available for awards under the 2020 Plan in an amount corresponding to the reduction in the share reserve previously made with respect to such award. Notwithstanding the foregoing, shares tendered or withheld to satisfy the exercise price of an option or SAR granted under the 2020 Plan or any tax withholding obligation with respect to an award granted under the 2020 Plan, any shares subject to a SAR that are not issued in connection with the stock settlement of such award on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options or SARs granted under the 2020 Plan, will not be added to the shares authorized for grant under the 2020 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2020 Plan.

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Individual Limits

The maximum aggregate number of shares of our common stock that may be subject to one or more awards granted to any participant, other than a non-employee director, pursuant to the 2020 Plan during any calendar year cannot exceed 1,500,000 shares. In addition, the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $1,500,000.

Pursuant to the terms of the 2020 Plan, the maximum aggregate grant date fair value of awards granted under the 2020 Plan to a non-employee director as compensation for services as a non-employee director during any calendar year, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, shall be $750,000.

All share and dollar limitations are subject to adjustment for changes in capitalization and other transactions as described below.

Administration

The 2020 Plan may generally be administered by our Board or a committee appointed by our Board (the Board or any such committee, the “Committee”). The 2020 Plan is currently being administered by the Compensation Committee of our Board. The Committee may make any determinations deemed necessary or advisable for the 2020 Plan. Specifically, the Committee has the authority to exercise all of the powers granted to it, and make all determinations, under the Plan, determine the fair market value of our common stock, select the service providers to whom awards will be granted, determine the number of shares subject to each award, approve the forms of agreement for use under the 2020 Plan, to determine the terms and conditions of any awards (such terms and conditions include, but are not limited to, the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award, based in each case on such factors as the Committee, in its sole discretion, shall determine), to prescribe, amend and rescind rules and regulations relating to the 2020 Plan, including rules and regulations relating to sub-2020 Plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws, and to construe, interpret, implement and correct any defect, supply any omission and reconcile any inconsistency in the 2020 Plan and all award agreements and determine disputed facts related thereto (provided that, with respect to all claims or disputes arising out of any determination of the Committee that materially adversely affects a holder’s award, (i) the affected holder must file a written claim with the Committee for review, explaining the reasons for such claim, and (ii) the Committee’s decision must be written and must explain the decision. All decisions, determinations and interpretations of the Committee on all matters relating to the 2020 Plan or any award agreement will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. The Committee may delegate the powers, authorities and discretions conferred on it under the 2020 Plan. Notwithstanding the foregoing, the full Board shall conduct the general administration of the 2020 Plan with respect to awards granted to non-employee directors.

Eligibility

Employees, non-employee directors and consultants in our employ or service or in the employ of our parent or subsidiaries are eligible to receive awards under the 2020 Plan. As of March 13, 2024, we had approximately 130 employees (including 9 executive officers, 5 of which are our NEOs), 6 non-employee directors and currently no consultants. The Committee determines which of our employees, directors and consultants will be granted awards.

Valuation

The fair market value per share of common stock on any relevant date under the 2020 Plan will be the closing sale price of our common stock on Nasdaq on such date or, if no bids or sales were reported for such date, on such date, on the most recent preceding date with a bid or sale. The closing price per share of our common stock on March 13, 2024, was $11.02.

Awards Under the 2020 Plan

The 2020 Plan provides that the Committee may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

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Stock Options will provide for the right to purchase common shares at a specified price which may not be less than 100% of the fair market value of a share of our common stock on the date of grant, and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance criteria established by the Committee. Options may be granted for any term specified by the Committee, which term may not exceed ten years from the date of grant. The 2020 Plan authorizes the Committee to grant stock options that are intended to qualify as “incentive stock options” under the Code to employees and non-qualified stock options to any eligible participant in the 2020 Plan. Holders of stock options will not have any rights as a shareholder with respect to any share of common stock subject to the stock option unless and until such holder becomes the holder of record of such share.

Restricted Stock Awards may be sold to participants at various prices or granted with a nominal purchase price (which purchase price may not be less than par value unless otherwise permitted by applicable state law) and may be made subject to such conditions or restrictions as may be determined by the Committee. Restricted stock, typically, may be repurchased by us at the original purchase price, or forfeited if no cash consideration was paid by the participant at the time of grant, if the conditions or restrictions are not met. The Committee shall establish the purchase price, if any, and form of payment for each restricted stock award. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse. Dividends may not be paid on restricted stock awards subject to vesting conditions unless and until such conditions are met.

Restricted Stock Units may be awarded to participants, typically without payment of consideration, but subject to such vesting conditions as may be established by the Committee. Restricted stock units entitle the holder to receive shares of common stock or the value of the common stock underlying those units upon vesting or otherwise as specified by the Committee. The restricted stock units may be settled in cash and/or common stock as determined by the Committee. The recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied and the shares are issued.

Stock Appreciation Rights, granted by the Committee typically will provide for payments, if any, to the holder based upon increases in the price of our common stock over the exercise price of the SAR. The exercise price of a SAR may not be less than 100% of the fair market value of our common stock on the date of grant. The Committee may elect to pay SARs in cash or in shares or in a combination of both. SARs granted under the 2020 Plan may not have a term that exceeds ten years from the date of grant.

Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the awards held by the participant. Dividend equivalents will not be awarded in respect of stock options or SARs, except as determined otherwise by the Committee. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.

Performance Awards may be granted by our Compensation Committee which will vest based upon the attainment of specific performance goals that are established by our Compensation Committee and relate to one or more performance criteria on a specified date or dates determined by our Compensation Committee.

Stock Payments may be authorized by the Committee in the form of shares of common stock. Stock payments may be based upon the performance criteria listed below or other specific performance criteria determined appropriate by the Committee, determined on the date such stock payment is made or on any date thereafter.

Performance Criteria

Under the 2020 Plan, the Committee may grant awards that are paid, vest or become exercisable upon the attainment of Company performance criteria, which may include, but are not limited to, one or more of the following business criteria with respect to us, any subsidiary or any division or operating unit thereof or an individual:

•
revenue or billings,
•
sales
•
cash flow,

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•
earnings per share of common stock (including earnings before any one or more of the following:(1) interest, (2) taxes, (3) depreciation, (4) amortization, (5) goodwill impairment charges, or (6) non-cash equity-based compensation expense),
•
return on equity,
•
total stockholder return,
•
return on invested capital,
•
return on assets or net assets,
•
income or net income or pre-tax income,
•
operating income or net operating income,
•
operating profit or net operating profit,
•
operating margin,
•
cost reductions or savings or expense management,
•
appreciation in the fair market value of a share of common stock,
•
R&D expenses (including R&D expenses as a percentage of sales or revenues),
•
working capital,
•
market share,
•
completion of acquisitions and partnerships,
•
implementation of new technology by customers or partners,
•
completion of settlements and/or licensing arrangements,
•
new product or technology development milestones,
•
comparisons with various stock market indices,
•
capital raised in financing transactions or other financing milestones, and
•
financial ratios.

These performance criteria may be measured in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Compensation Committee may provide that one or more adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include, but are not limited to, one or more of the following:

•
items related to a change in accounting principle,
•
items relating to financing activities,
•
expenses for restructuring or productivity initiatives,
•
non-cash charges, including those relating to share-based awards,
•
other non-operating items,
•
items related to acquisitions or other strategic transactions,
•
items attributable to the business operations of any entity acquired by us during the performance period,
•
items related to the disposal of a business or segment of a business,
•
items related to discontinued operations that do not qualify as a segment of a business under GAAP,

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•
items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period,
•
any other items of significant income or expense which are determined to be appropriate adjustments,
•
items relating to unusual or extraordinary corporate transactions, events or developments,
•
items related to amortization of acquired intangible assets,
•
items that are outside the scope of our core, on-going business activities, or
•
items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

No Repricing of Awards

The 2020 Plan does not permit our Board or the Committee, without stockholder approval, to amend the terms of any outstanding option or SAR award under the 2020 Plan to reduce its exercise price or cancel and replace any outstanding option or SAR award for cash or another award when the exercise price per share exceeds the fair market value of the underlying shares.

Forfeiture, Recoupment and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the 2020 Plan, the Committee has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us from time to time, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Awards Not Transferable

Awards may generally not be sold, pledged, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. The Committee may allow awards other than ISOs to be transferable pursuant to qualified domestic relations orders. ISOs may not be transferable. If the Committee makes an award transferable, such award shall contain such additional terms and conditions as the Committee deems appropriate.

Adjustments Upon Changes in Capitalization

In the event of any dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, exchange of shares, merger, consolidation, split-up, spin-off, issuance of warrants or other rights to purchase securities of the Company or any other similar transaction or event change affecting our common stock (other than an equity restructuring), the Committee may make equitable adjustments in the number and type of shares (or other securities or property) subject to the 2020 Plan (including the individual limits and the manner in which Full Value awards are counted), the number and type of shares (or other securities or property) subject to each outstanding award, the terms and conditions of any award outstanding under the 2020 Plan, and the grant or exercise price of any such award. In the event of an equity restructuring (which includes a transaction such as a stock dividend, stock split, spin-off, rights offerings or recapitalization through a large non-recurring cash dividend that affects the number or kind of share or the share price of common stock), the number and type of shares (or other securities or property) subject to the 2020 Plan (including the individual limits and the manner in which Full Value awards are counted), the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be equitably adjusted. Adjustments in the event of an equity restructuring will not be discretionary.

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In the event of a Change of Control, each outstanding award will be assumed or an equivalent award or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation or a parent or a subsidiary of the successor corporation refuses to assume or substitute for each outstanding award, the Committee will determine whether, to what extent and under what circumstances and method or methods awards will be (i) (A) accelerated, vested and, if applicable, exercisable and (B) settled for an amount of cash or shares (or other securities or property) equal to their value or (ii) canceled, forfeited or suspended in exchange for payment in an amount equal to the value of such awards, if any, as determined by the Committee (which if applicable may be based upon the consideration received or to be received by other stockholders of the Company in such event). In the event that the consideration paid in the Change of Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if awards settled or paid under clauses (i) or (ii) above are (A) valued at closing taking into account such contingent consideration or (B) entitled to a share of such contingent consideration.

Under the 2020 Plan, a change of control is generally defined as:

(1)
a transaction or series of related transactions (other than an offering of our common stock to the general public through a registration statement filed with the SEC) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit 2020 Plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition; or
(2)
our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (1) a merger, consolidation, reorganization, or business combination or (2) the sale or other disposition of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:
a.
which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of the person that, as a result of the transaction, controls us, directly or indirectly, or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business (we or such person being referred to as a successor entity)) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and
b.
after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction.

Tax Withholding

The Company is entitled to require payment in cash or deduction from other compensation payable to an award holder of all applicable federal, state or local taxes and other amounts required to be withheld by the Company upon the issuance, vesting, exercise or payment of any award. The Company may withhold shares of common stock otherwise issuable under an award in satisfaction of all or a portion of such taxes.

Amendment and Termination of the 2020 Plan

The Board may suspend or terminate the 2020 Plan, or any part thereof, at any time and for any reason. The Committee may also amend the 2020 Plan from time to time, except that the Committee may not, without prior stockholder approval, amend the 2020 Plan in any manner that would increase the maximum number of shares issuable pursuant to awards granted under the 2020 Plan, increase the individual award limits, or that would require stockholder approval to comply with any applicable laws, regulations or rules. No action by our Board, the Committee or our stockholders may alter or impair any award previously granted under the 2020 Plan without the consent of the holder. The 2020 Plan will continue until terminated by the Committee. No ISOs may be granted under the 2020 Plan after May 9, 2034.

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U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences to participants in the 2020 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of U.S. federal income taxation that may be relevant in light of a holder’s personal investment circumstances and a participant receiving an award should rely on the advice of his or her legal and tax advisors. This summarized tax information is not tax advice.

Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted NQSOs under the 2020 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights. In the case of SARs granted with an exercise price equal to the fair market value of our common stock on the date of grant, no taxable income is realized upon the receipt of the SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below.

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Restricted Stock and Restricted Stock Units. An employee to whom restricted stock or restricted stock units is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Internal Revenue Code (the “Code”). However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below. Similarly, when restricted stock units vest and the underlying shares of common stock are issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below. A Section 83(b) election is not permitted with regard to the grant of restricted stock units.

Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below.

Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below.

Stock Payments. A participant who receives a stock payment will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount subject to the limit on deductibility of compensation under Section 162(m) of the Code as described below.

Section 409A. Certain types of awards under the 2020 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2020 Plan and awards granted under the 2020 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Committee, the 2020 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Section 162(m) Limitation. Section 162(m) of the Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1 million paid to its “covered employees” which generally includes all NEOs. While the Compensation Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program as it deems appropriate, the Compensation Committee retains the discretion to approve compensation that exceeds deductibility limits.

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New Plan Benefits

On February 7, 2024, the Compensation Committee approved grants of RSUs and PSUs to certain of our senior leadership team (including the NEOs) and a pool of shares of our common stock for grants to non-executive employees, a portion of which are to be granted under the 2020 Plan, and each of our non-employee directors will receive a grant of restricted stock units on the date of the Annual Meeting for a number of shares of our common stock determined by dividing $190,000 by the closing price of our common stock on May 9, 2024. Based on the current plan balance under the 2020 Plan, these grants are conditioned on stockholder approval of this proposal. If this proposal is approved, such grants will become effective. The number of RSUs and PSUs to be granted is to be determined based on the price of our common stock over a specified period preceding March 1, 2024. The following table sets forth the number of RSUs and PSUs that would have been granted pursuant to the conditional awards or authorized for the individuals and groups identified below if the grants had been made on March 1, 2024 based on the price of our common stock over the specified period preceding that date. If our stockholders approve this proposal, a portion of the increase in shares of our common stock reserved for issuance under our 2020 Plan would be used to satisfy the conditional awards.

Name and Position	Number of PSUs(1)	Number of RSUs
Paul E. Davis Chief Executive Officer and Director	276,750	184,500
Keith A. Jones Chief Financial Officer	92,250	92,250
Kevin Tanji Chief Legal Officer & Corporate Secretary	80,720	80,720
Dr. Mark Kokes Chief Licensing Officer & General Manager, Media	69,190	69,190
Dana Escobar Chief Licensing Officer & General Manager, Semiconductor	69,190	69,190
All executive officers as a group (9 persons)	945,580	668,830
All non-executive directors as a group (6 persons)(2)	—	—
All non-executive officer employees as a group (121 persons)	—	—

(1) PSUs are included at “target” levels. PSU awards may be eligible to vest in 200% of the “target” award levels at “maximum” performance.

(2) The number of RSUs for each non-executive director will be determined by dividing $190,000 by the closing price of our common stock on May 9, 2024.

All other future awards to be granted under the 2020 Plan are within the discretion of our Board or the Committee and the benefits of such awards are, therefore, not determinable.

VOTING AND BOARD’S RECOMMENDATION

The affirmative vote of the holders of a majority of the votes cast is required to approve the proposed amendment and restatement of the 2020 Plan. Should such approval not be obtained, then the share reserve under the 2020 Plan will not be increased and the 2020 Plan will remain unchanged. However, awards will continue to be made under the 2020 Plan until the date all the shares currently reserved for issuance thereunder have been issued or any earlier termination of the 2020 Plan.

The Board recommends a vote “FOR” the approval of the Amended and Restated 2020 Equity Incentive Plan.

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PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

FEES FOR PROFESSIONAL AUDIT SERVICES

The following is a summary of fees billed by PricewaterhouseCoopers LLP for the years ended December 31, 2023 and 2022:

	2023		2022
Audit Fees(1)	$1,547,000		$4,628,000
Audit-Related Fees(2)	—		875,000	(5)
Tax Fees(3)	107,000	(5)	568,200	(5)
All Other Fees(4)	1,000		3,000
Total Fees	$1,655,000		$6,074,200
(1)
Represents the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports and services in connection with the statutory and regulatory filings or engagements for those years.
(2)
Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “audit fees.”
(3)
Represents the aggregate fees billed for tax compliance, advice and planning.
(4)
Represents the aggregate fees billed for all products and services provided that are not included under “audit fees,” “audit-related fees” or “tax fees.”
(5)
Consists primarily of services in connection with the Separation.

AUDIT COMMITTEE PRE-APPROVAL POLICIES

Before an independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. All non-audit services provided by PricewaterhouseCoopers LLP during 2023 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

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VOTING AND BOARD’S RECOMMENDATION

The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP. Abstentions have the same effect as negative votes on this proposal. We do not expect to have any broker non-votes for this proposal because this proposal is considered a “routine” matter for which the broker has the discretionary authority to vote on behalf of the beneficial owners.

The Board recommends that the stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the SEC and the Nasdaq Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at https://investors.adeia.com/corporate-governance/governance-overview.

The Audit Committee’s responsibilities include assisting the Board regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’ qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the year ended December 31, 2023 with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, as amended (Communication with Audit Committees), as modified or supplemented. The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the Audit Committee discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company and the Company’s management.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

March 22, 2024

AUDIT COMMITTEE V. SUE MOLINA, CHAIR RAGHAVENDRA RAU ADAM RYMER

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2014, we entered into an employment relationship with Bill Neighbors. Mr. Neighbors served as legacy Xperi Holding Corporation’s Chief Content Officer and Director until the Separation of the product business on October 1, 2022. Mr. Neighbors is the brother-in-law of Jon Kirchner, legacy Xperi Holding Corporation’s Chief Executive Officer and Director prior to the Separation of the product business. Mr. Neighbors’ base annual salary was $330,000. As part of his compensation, Mr. Neighbors received annual equity grants that were scheduled to vest between March 1, 2023 and March 1, 2026 but became equity awards of SpinCo. in connection with the Separation. Following the Separation, neither Mr. Neighbors, nor Mr. Kirchner are currently employed by Adeia Inc.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. As permitted by the Delaware General Corporation Law, we have adopted provisions in our Amended and Restated Certificate of Incorporation that limit or eliminate the personal liability of our directors to us for monetary damages for a breach of their fiduciary duty as a director, except for liability for:

•
any breach of the director’s duty of loyalty to us or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
•
any transaction from which the director derived an improper personal benefit.

Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. A “director” or “officer” includes any person who is or was a director or officer of us, is or was serving at our request as a director or officer of another enterprise or was a director or officer of a corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation. Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, we also have the power to indemnify our employees to the extent permitted under Delaware law. Our Amended and Restated Certificate of Incorporation and Bylaws provide that our Board may authorize the advancement of expenses for the defense of any action for which indemnification is required or permitted. Our Amended and Restated Certificate of Incorporation and Bylaws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or, at our request, served in such a capacity for another enterprise.

We have entered into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:

•
indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors; and
•
advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

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PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

As provided by the Company’s written Audit Committee Charter, the Audit Committee must review all related party transactions on an ongoing basis, and approve any related party transaction. The Company’s written Code of Business Conduct and Ethics Policy requires that all directors, officers and employees make appropriate disclosure of any situation that could give rise to a conflict of interest to the Company’s Chief Legal Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2023, Ms. Molina, Ms. O’Connor and Mr. Moloney served as members of the Compensation Committee. None of such Compensation Committee members has ever been an officer or employee of the Company or any of its subsidiaries during their appointment on the Compensation Committee. In addition, during the year ended December 31, 2023, none of our executive officers served as a member of the Board or Compensation Committee of an entity that has one or more executive officers serving as members of our Board or our Compensation Committee.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who meets the requirements of the proxy rules under the Exchange Act, may submit to the Board proposals to be presented at the 2025 Annual Meeting of Stockholders. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class U.S. mail, postage prepaid, to our Secretary and received at our principal executive offices at the address set forth above no later than November 28, 2024 in order to be considered for inclusion in the proxy materials to be disseminated by the Board for such annual meeting.

Our Amended and Restated Bylaws, as amended to date, also provide for separate advance notice requirements to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting, or from January 10, 2025 to February 9, 2025; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. See “Nominating and Corporate Governance Committee.”

The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

In addition to satisfying all of the requirements under our Bylaws, any stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the next annual meeting must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Bylaws.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the SEC reports of ownership of company securities and changes in reported ownership. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2023 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this proxy statement is our Annual Report on Form 10-K for the year ended December 31, 2023. Copies of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, are available free of charge on our website at www.adeia.com or you can request a copy free of charge by calling Investor Relations at 408-473-2500 or sending an e-mail request to IR@adeia.com. Please include your contact information with the request.

By Order of the Board ADEIA INC.

Sincerely, KEVIN TANJI Chief Legal Officer and Corporate Secretary San Jose, California

March 27, 2024

83 | ADEIA - Proxy Statement

APPENDIX A

ADEIA INC.

AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

1.
Purposes of the Plan. The purposes of this Adeia Inc. Amended and Restated 2020 Equity Incentive Plan (this “Plan”) are to attract and retain the best available personnel for positions of responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Restricted Stock, Performance Awards, Dividend Equivalents, Restricted Stock Units, Stock Payments and Stock Appreciation Rights may also be granted under the Plan.
2.
Definitions. As used herein, the following definitions shall apply:
a.
“Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.
b.
“Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
c.
“Award” shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Restricted Stock Unit award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan.
d.
“Award Agreement” shall mean a written or electronic agreement between the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
e.
“Board” means the Board of Directors of the Company.
f.
“Change of Control” shall mean and include each of the following:
i.
A transaction or series of transactions (other than an offering of the Company’s Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

ii.
The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2(f)(ii)(B) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i) or (ii) above with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

g.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular section of the Code shall include any successor section.
h.
“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.
i.
“Common Stock” means the Common Stock of the Company.
j.
“Company” means Adeia Inc., a Delaware corporation.
k.
“Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.
l.
“Director” means a member of the Board of Directors of the Company.
m.
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

n.
“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 10(c) of the Plan.
o.
“DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
p.
“Employee” means any person, including executive officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Holder shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
q.
“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
r.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular section shall include any successor section.
s.
“Fair Market Value” means, as of any given date, the value of Common Stock determined as follows:
i.
If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
ii.
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Common Stock, in each case, as reported inThe Wall Street Journal or such other source as the administrator deems reliable; or
iii.
In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
t.
“Holder” means the holder of an outstanding Award granted under or issued pursuant to the Plan.
u.
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

v.
“Non-Employee Director” means a Director who is not an Employee of the Company.
w.
“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.
x.
“Option” means a stock option granted pursuant to the Plan.
y.
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
z.
“Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 10(b) of the Plan.
aa.
“Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for the Holder of a Performance Period, determined as follows:
i.
The Performance Criteria that will be used to establish Performance Goals may relate to any business criteria with respect to the Company, any Subsidiary or any division or operating unit thereof, including, without limitation, the following: (A) revenue or billings, (B) sales, (C) cash flow, (D) earnings per share of Common Stock (including earnings before any one or more of the following: (1) interest, (2) taxes, (3) depreciation, (4) amortization, (5) goodwill impairment charges or (6) non-cash equity-based compensation expense), (E) return on equity, (F) total stockholder return, (G) return on invested capital, (H) return on assets or net assets, (I) income or net income or pre-tax income, (J) operating income or net operating income, (K) operating profit or net operating profit, (L) operating margin, (M) cost reductions or savings or expense management, (N) appreciation in the Fair Market Value of a share of Common Stock, (O) research and development expenses (including research and development expenses as a percentage of sales or revenues), (P) working capital, (Q) market share, (R) completion of acquisitions and partnerships, (S) implementation of new technology by customers or partners, (T) completion of settlements and/or licensing arrangements, (U) new product or technology development milestones, (V) comparisons with various stock market indices, (W) capital raised in financing transactions or other financing milestones, or (X) financial ratios. The Administrator shall define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Holder, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

ii.
The Administrator may, in its sole discretion, provide that one or more adjustments will be made to one or more of the Performance Goals established for any Performance Period. Such adjustments may include, but are not limited to, one or more of the following: (A) items related to a change in accounting principles, (B) items relating to financing activities, (C) expenses for restructuring or productivity initiatives, (D) non-cash charges, including those relating to share-based awards, (E) other non-operating items, (F) items related to acquisitions or other strategic transactions, (G) items attributable to the business operations of any entity acquired by us during the Performance Period, (H) items related to the disposal of a business or segment of a business, (I) items related to discontinued operations that do not qualify as a segment of a business under generally accepted accounting principles, (J) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period, (K) any other items of significant income or expense which are determined to be appropriate adjustments, (L) items relating to unusual or extraordinary corporate transactions, events or developments, (M) items related to amortization of acquired intangible assets, (N) items that are outside the scope of the Company’s core, on-going business activities, or (O) items relating to any other unusual or nonrecurring events or changes in applicable laws or business conditions.
bb.
“Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period. Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, other operational unit or an individual.
cc.
“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
dd.
“Plan” means this Adeia Inc. Amended and Restated 2020 Equity Incentive Plan.
ee.
“Previously-Issued Full Value Award” means any Award granted prior to the Effective Date under which a Holder may be issued shares of Common Stock without the Holder tendering consideration therefor in the form of Common Stock or cash at least equal to the Fair Market Value at the date of grant of the Common Stock issuable upon exercise or maturity of the Award. For the avoidance of doubt, no Award granted on or after the Effective Date shall be a Previously-Issued Full Value Award.
ff.
“Restricted Stock” means shares of Common Stock awarded under Section 8 below.
gg.
“Restricted Stock Unit” shall mean a contractual right awarded under Section 9 to receive in the future a Share or the cash value of a Share.
hh.
“Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.
ii.
“Section 16(b)” means Section 16(b) of the Exchange Act.
jj.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.
kk.
“Service Provider” means an Employee, Director or Consultant.
ll.
“Share” means a share of the Common Stock, as adjusted in accordance with Section 13 below.

mm.
“Stock Appreciation Right” shall mean a stock appreciation right granted under Section 11 of the Plan.
nn.
“Stock Payment” shall mean a payment in the form of shares of Common Stock awarded under Section 10(d) of the Plan.
oo.
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.
Stock Subject to the Plan.
a.
Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 25,700,000 shares; provided, however, that each Share issued under the Plan pursuant to a Previously-Issued Full Value Award shall reduce the number of available Shares by one and one-half (1.5) shares. Shares issued upon exercise of Awards may be authorized but unissued, or reacquired Common Stock. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options is 25,700,000 shares.
b.
If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3(a) with respect to such Award. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under Section 3(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option or Stock Appreciation Right; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options or Stock Appreciation Rights. Any Shares forfeited by the Holder or repurchased by the Company under Section 8(b) at a price not greater than the price originally paid by the Holder so that such Shares are returned to the Company will again be available for Awards in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3(a) with respect to such Award. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
4.
Administration of the Plan.
a.
Administrator. A Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Non-Employee Directors each of whom is a “non-employee director” within the meaning of Rule 16b-3, and such Committee shall be otherwise comprised to comply with all Applicable Laws. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors.

b.
Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:
i.
to exercise all of the powers granted to it, and make all determinations, under the Plan;
ii.
to determine the Fair Market Value;
iii.
to select the Service Providers to whom Awards may from time to time be granted hereunder;
iv.
to determine the number of Shares to be covered by each such Award granted hereunder;
v.
to approve forms of agreement for use under the Plan;
vi.
to determine the terms and conditions of any Awards granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
vii.
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; and
viii.
to construe, interpret, implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award Agreements and determine disputed facts related thereto; provided that, with respect to all claims or disputes arising out of any determination of the Administrator that materially adversely affects a Holder’s Award, (A) the affected Holder shall file a written claim with the Administrator for review, explaining the reasons for such claim, and (B) the Administrator’s decision must be written and must explain the decision.
c.
Effect of Administrator’s Decision. The decisions, determinations and interpretations of the Administrator on all matters relating to the Plan or any Award Agreement will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. The Administrator may delegate (either generally or specifically) the powers, authorities and discretions conferred on it under this Section 4 as it deems appropriate in its sole discretion in accordance with applicable law. The Administrator may allocate among its members and delegate to any person who is not a member of the relevant Board or Committee, or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Administrator will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Administrator include any administrative group, individual or individuals to whom the Administrator has delegated its duties and powers.
5.
Eligibility.
a.
General Eligibility. Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Each Non-Employee Director of the Company shall be eligible to be automatically granted Options at the times and in the manner as determined by the Administrator.

b.
No Right to Continuing Service. Neither the Plan nor any Award shall confer upon any Holder any right with respect to continuing the Holder’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.
c.
Award Limit. No Service Provider shall be granted, in any calendar year, Awards to purchase more than 1,500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13. For purposes of this Section 5(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limit set forth in this Section 5(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option. In addition, the maximum amount that may be paid in cash during any calendar year with respect to any Award initially payable in cash shall be $1,500,000. The maximum aggregate grant date fair value of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director in any calendar year, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, shall be $750,000. The limits on Awards set forth in this Section 5(c) are referred to herein collectively as the “Award Limits.”
6.
Term of Plan. This Adeia Inc. Amended and Restated 2020 Equity Incentive Plan shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”) and shall continue in effect until terminated under Section 15 of the Plan. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and, notwithstanding anything herein to the contrary, in no event may any Incentive Stock Option be granted under this Plan after May 9, 2034.
7.
Terms of Options.
a.
Limitations on Incentive Stock Options. Each Option shall be designated in the applicable Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Holder during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
b.
Term of Option. The term of each Option shall be stated in the applicable Award Agreement; provided, however, that the term of an Option shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
c.
Option Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator; provided, however, that the per share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Section 424 of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price per share shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of grant (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

d.
Exercise of Option.
i.
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (B) such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws, (C) upon the exercise of all or a portion of an unvested Option pursuant to Section 7(f), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option, and (D) full payment for the Shares with respect to which the Option is exercised, including payment of any applicable withholding tax. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.

Shares issued upon exercise of an Option shall be issued in the name of the Holder or, if requested by the Holder, in the name of the Holder and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

ii.
Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder’s death or Disability, such Holder may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
iii.
Disability of Optionee. If a Holder ceases to be a Service Provider as a result of the Holder’s Disability, the Holder may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

iv.
Death of Optionee. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement, by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the applicable Notice of Grant). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
e.
Regulatory Extension. A Holder’s Award Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 7(b) or (ii) the expiration of a period of thirty (30) days after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
f.
Early Exercisability. The Administrator may provide in the terms of a Holder’s Award Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option which has not fully vested may be subject to any repurchase, forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.
g.
Options in Lieu of Compensation. Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants and to Non-Employee Directors in lieu of directors’ fees which would otherwise be payable to such Non-Employee Directors, pursuant to such policies which may be adopted by the Administrator from time to time.
8.
Restricted Stock Awards.
a.
Rights to Purchase. Restricted Stock may be issued to Service Providers either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, if any, and the time within which such person must accept such offer; provided, however, that the purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. Restricted Stock may also be awarded in consideration for past services actually rendered to the Company for its benefit. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

b.
Repurchase Option; Forfeiture. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Holder’s service with the Company for any reason (including death or Disability). If no cash consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall be forfeited to the Company, without consideration, upon the voluntary or involuntary termination of the Holder’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right or forfeiture provisions shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Award Agreement; provided, however, that by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
c.
Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
d.
Rights as a Stockholder. Subject to the last sentence of this Section 8(d), once Restricted Stock is issued, the Holder shall have rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is issued, except as provided in Section 13 of the Plan. In addition, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
9.
Restricted Stock Unit Awards.
a.
Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
b.
Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
c.
Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

d.
Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided, however, that except as otherwise determined by the Administrator, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (i) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (ii) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
e.
Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is a Service Provider; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a termination of the Holder’s relationship as a Service Provider following a termination of the Holder’s relationship as a Service Provider without cause, or following a Change of Control, or because of the Holder’s retirement, death or Disability, or otherwise.
10.
Performance Awards, Dividend Equivalents, and Stock Payments.
a.
Eligibility. One or more Performance Awards, Dividend Equivalents and/or Stock Payments may be granted to any Service Provider whom the Administrator determines should receive such an Award.
b.
Performance Awards. Any Service Provider selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Goals or other specific performance goals determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Service Provider.
c.
Dividend Equivalents.
i.
Any Service Provider selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.
ii.
Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights, except as determined otherwise by the Administrator.
iii.
Notwithstanding any other provision of the Plan to the contrary, dividends and Dividend Equivalents with respect to an Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests.

d.
Stock Payments. Any Service Provider selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.
e.
Term. The term of a Performance Award, Dividend Equivalent and/or Stock Payment, if any, shall be set by the Administrator in its discretion.
f.
Purchase Price. The Administrator may establish the purchase price, if any, of a Performance Award or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by Applicable Law.
g.
Payment Upon Termination of Relationship as a Service Provider. A Performance Award, Dividend Equivalent and/or Stock Payment is payable only while the Holder is a Service Provider, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent and/or Stock Payment may be paid subsequent to a termination of the Holder’s relationship as a Service Provider following a termination of the Holder’s relationship as a Service Provider without cause, or following a Change of Control, or because of the Holder’s retirement, death or Disability, or otherwise.
h.
Form of Payment. Payment of the amount determined under Section 10(b) or 10(c) above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Section 10 is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 16.
11.
Stock Appreciation Rights.
a.
Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Service Provider selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.
b.
Term; Exercise Price. A Stock Appreciation Right shall have a term set by the Administrator; provided, however, that the term of a Stock Appreciation Right shall be no more than ten (10) years. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Administrator; provided, however, that the per share exercise price of a Stock Appreciation Right shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant of such Stock Appreciation Right. A Stock Appreciation Right is exercisable only while the Holder is a Service Provider; provided, however, that the Administrator may determine that the Stock Appreciation Right may be exercised subsequent to termination of the Holder’s relationship as a Service Provider without cause, or following a Change of Control, or because of the Holder’s retirement, death or Disability, or otherwise.
c.
Entitlement Upon Exercise. A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

d.
Payment and Limitations on Exercise.
i.
Payment of the amounts determined under Section 11(c) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator. To the extent such payment is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 16.
ii.
Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.
12.
Non-Transferability of Awards.
a.
No Award under the Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.
b.
During the lifetime of the Holder, only he or she may exercise an Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
13.
Adjustments Upon Changes in Capitalization, Merger or Asset Sale.
a.
In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock (other than an Equity Restructuring) such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:
i.
the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares (or other securities or property) which may be issued, adjustments to the Award Limits, and adjustments of the manner in which shares (or other securities or property) subject to Previously-Issued Full Value Awards will be counted);
ii.
the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and
iii.
the grant or exercise price with respect to any Award.

b.
Subject to Sections 13(d) and (e), in the event of any transaction or event described in Section 13(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan or to facilitate such transaction or event:
i.
To provide for either the purchase or settlement of any such Award for an amount of cash or securities equal to the amount that could have been obtained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;
ii.
To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
iii.
To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
iv.
To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards or Awards which may be granted in the future; and
v.
To provide that immediately upon the consummation of such event, such Award shall not be exercisable and shall terminate; provided, however, that for a specified period of time prior to such event, such Award shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Award Agreement upon some or all Shares may be terminated.
c.
Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Award Agreement or certificate as it may deem equitable and in the best interests of the Company.

d.
In the event of a Change of Control, then each outstanding Award shall be assumed or an equivalent Award or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or a Parent or a Subsidiary of the successor corporation refuses to assume or substitute for each outstanding Award, the Administrator will determine, subject to Section 25, whether, to what extent and under what circumstances and method or methods Awards will be (i) (A) accelerated, vested and, if applicable, exercisable, including with respect to Shares which would not otherwise be vested and/or exercisable and/or payable and (B) settled for an amount of cash or shares (or other securities or property) equal to their value (where in the case of Options and Stock Appreciation Rights, the value of such Awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Administrator) or (ii) canceled, forfeited or suspended in exchange for payment in an amount equal to the value of such Awards, if any, as determined by the Administrator (which if applicable may be based upon the consideration received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the shares of Common Stock subject to such Option or Stock Appreciation Right over the aggregate exercise price of such Option or Stock Appreciation Right, respectively (it being understood that, in such event, any Option or Stock Appreciation Right having a per share exercise price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor). If an Award becomes fully vested and/or exercisable and/or payable in lieu of assumption or substitution in the event of a Change of Control, the Administrator may notify all Holders that all outstanding Awards shall be fully vested and/or exercisable and/or payable for a period of at least fifteen (15) days prior to the closing of the Change of Control (or such other period as determined by the Administrator), and any Awards that are not exercised, if applicable, within such period shall terminate immediately prior to the Change of Control. For the purposes of this paragraph, an outstanding Award shall be considered assumed if, following the consummation of the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the consummation of the Change of Control, the consideration (whether stock, cash, or other securities property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or payment of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent or Subsidiary equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change of Control. In the event that the consideration paid in the Change of Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Administrator will determine if Awards settled or paid under clauses (i) or (ii) above are (A) valued at closing taking into account such contingent consideration (with the value determined by the Administrator in its sole discretion) or (B) entitled to a share of such contingent consideration.
e.
In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13(a) and 13(b):
i.
The number and type of shares (or other securities or property) subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 13(e) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

ii.
The Administrator shall make such equitable adjustments, if any, as the Administrator may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued under the Plan, adjustments to the Award Limits in Section 5(c), and adjustments of the manner in which shares (or other securities or property) subject to Previously-Issued Full Value Awards will be counted).
14.
Time of Granting Options. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.
15.
Amendment and Termination of the Plan.
a.
Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
b.
Stockholder Approval. Without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13, (a) increase the limits imposed in Section 3(a) on the maximum number of Shares which may be issued under the Plan or the individual Award Limits imposed in Section 5(c), (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 23, (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 23, or (d) amend the Plan in any manner that requires stockholder approval under Applicable Laws.
c.
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, including any amendment effected pursuant to this amendment and restatement of the Plan, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
16.
Conditions Upon Issuance of Shares.
a.
Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
b.
Investment Representations. As a condition to the exercise of an Award, the Administrator may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

c.
Consideration. The Administrator shall determine the methods by which payments by any Holder with respect to Awards granted under the Plan shall be made, including, without limitation: (i) cash, (ii) check, (iii) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator, (iv) with the consent of the Administrator, other Shares which (A) in the case of Shares acquired from the Company, have been owned by the Holder for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the payments required, (v) with the consent of the Administrator, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award, (vi) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Awards and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Award exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (vii) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Award may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law, and payment in the manner prescribed by the preceding sentences shall not be permitted to the extent that the Administrator determines that payment in such manner may result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other Applicable Law.
d.
Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award or any other taxable event related to an Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to satisfy such obligations by any payment means described in Section 16(c) hereof, including, without limitation, by allowing such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be so withheld or returned shall be limited to the number of shares which have a Fair Market Value on the date of withholding or return no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income (or, to the extent provided by the Administrator, such higher withholding rate that is in no event greater than the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, to the extent such shares were acquired by the Holder from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that any such shares withheld or returned shall be rounded up to the nearest whole share of Common Stock to the extent rounding up to the nearest whole share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. The Administrator shall determine the Fair Market Value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

17.
Loans. The Administrator may, in its discretion, extend one or more loans to Service Providers in connection with the exercise or receipt of an Award granted or awarded under the Plan. The terms and conditions of any such loan shall be set by the Administrator. Notwithstanding the foregoing, no loan shall be made under this Section 17 to the extent such loan shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other Applicable Law. In the event that the Administrator determines in its discretion that any loan under this Section 17 may be or will become prohibited by Section 13(k) of the Exchange Act or other Applicable Law, the Administrator may provide that such loan shall be immediately due and payable in full and may take any other action in connection with such loan as the Administrator determines in its discretion to be necessary or appropriate for the repayment, cancellation or extinguishment of such loan.
18.
Section 16. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
19.
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
20.
Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
21.
Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is approved by the Board and the “Effective Date” of this Plan, as amended and restated, shall be the date of such stockholder approval. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.
22.
Forfeiture and Claw-Back Provisions.
a.
Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that: (i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (y) the Holder incurs a termination of service for cause.
b.
All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company from time to time, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

23.
Prohibition on Repricing. Subject to Section 13, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 23, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.
24.
Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.
25.
Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in a manner that is compliant with, or exempt from, Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Your Vote Counts! ADEIA INC. 2024 Annual Meeting Vote by May 8, 2024 11:59 PM ET adeia ADEIA INC. 3025 ORCHARD PKWY SAN JOSE, CA 95134 V31936-P05699 You invested in ADEIA INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 9, 2024. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 25, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # PV Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 9, 2024 10:00 AM Pacific Time Virtually at: www.viewproxy.com/adea/2024 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com Prefer THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1.To elect seven (7) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified; Nominees:1a. Paul E. Davis For 1b. V. Sue Molina For 1c. Daniel Moloney For 1d. Tonia O’Connor For 1e. Raghavendra Rau For 1f. Adam Rymer For 1g. Phyllis Turner-Brim For 2. To hold an advisory vote to approve the compensation of the Company’s named executive officers; For 3. To approve an Amended and Restated 2020 Equity Incentive Plan; and For 4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024.For NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.V31937-P05699

Adeia ADEIA INC. 3025 ORCHARD PKWY SAN JOSE, CA 95134 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 8, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - To vote during the virtual Annual Stockholder Meeting, stockholders must register in advance at www.viewproxy.com/adea/2024 prior to the deadline of 11:59 p.m. Eastern Time on May 8, 2024. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V31926-P05699 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ADEIA INC. The Board of Directors recommends you vote FOR the following: 1. To elect seven (7) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified; Nominees: For Against Abstain 1a. Paul E. Davis 1b. V. Sue Molina 1c. Daniel Moloney 1d. Tonia O’Connor 1e. Raghavendra Rau 1f. Adam Rymer 1g. Phyllis Turner-Brim The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: 2. To hold an advisory vote to approve the compensation of the Company’s named executive officers; Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3. To approve an Amended and Restated 2020 Equity Incentive Plan; and The Board of Directors recommends you vote FOR the following proposal:4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V31927-P05699 ADEIA INC. ANNUAL MEETING OF STOCKHOLDERS May 9, 2024 10:00 AM Pacific Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Paul E. Davis and Keith Jones, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADEIA INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Pacific Time, on Thursday, May 9, 2024, virtually at www.viewproxy.com/adea/2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side